UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Digital Locations, Inc.

(Exact name of registrant as specified in its charter)

Nevada	4899	20-5451302
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

1117 State Street

Santa Barbara, California 93101

(805)456-7000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

BRUNSON CHANDLER & JONES, PLLC

175 South Main Street, Suite 1410

Salt Lake City, Utah 84111

801-303-5772

callie@bcjlaw.com

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(do not check if a smaller reporting company)		Emerging Growth Company	☐

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER ___, 2023

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DIGITAL LOCATIONS, INC.

300,000,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 300,000,000 shares of common stock to be sold by GHS Investments LLC (“GHS”) pursuant to an Equity Financing Agreement (the “Financing Agreement”) dated September 7, 2023. If issued presently, the 300,000,000 of common stock registered for resale by GHS would represent 40.88% of our issued and outstanding shares of common stock as of December 7, 2023, however, there is an ownership limit for GHS of 4.99% at any point in time.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by GHS. However, we will receive proceeds from our initial sale of shares to GHS pursuant to the Financing Agreement. We will sell shares to GHS at a price equal to 92.5% of the lowest trading price of our common stock during the ten (10) consecutive trading day period preceding on the date on which we deliver a put notice to GHS (the “Market Price”) and one hundred twelve and one half percent (112.5%) of the put amount shall be delivered in shares for each particular put.

GHS is an underwriter within the meaning of the Securities Act of 1933, with respect to the shares being issued pursuant to the Financing Agreement and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on the OTC Pink Market under the symbol “DLOC”. On December 6, 2023 the last reported sale price for our common stock was $0.0009 per share.

Prior to this offering, there has been a very limited market for our securities. While our common stock is on the OTC Pink Market, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2023.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Digital Locations,” “DLOC,” the “Company,” “we,” “us,” and “our” refer to Digital Locations, Inc., a Nevada corporation.

Item 3. SUMMARY INFORMATION, RISK FACTORS, AND RATIO OF EARNINGS TO FIXED CHARGES

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

Corporate Background

To help connect a world of more than 8 billion people, the Company is developing a new technology that will enable high-speed Internet service to be delivered from satellites directly to smartphones. We aim to redesign the link technology between satellites and smartphones, which includes novel antenna designs, new integrated circuits, and innovative frequency management to support indoor and outdoor data connection.

On June 6, 2023, the Company engaged Florida International University (FIU) to perform the research necessary to develop this technology. Successful development and implementation of this technology will allow next generation smartphones, anywhere in the world, to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and various sources of entertainment.

In a digitally divided world of “haves and have nots”, high Speed Internet is usually available only in densely populated areas of the world. Much of the world is still underserved with terrestrial wireless phone and data connections. Connecting satellites directly with smartphones to receive high speed internet service is technically very challenging but represents an extraordinary business opportunity.

FIU has assembled a team of people with the background, experience and talent to perform such research. Located in Miami, the University is one of the most respected in the communications field and has an impressive facility capable of designing the tools necessary to make this research viable.

While this research is under way, there are no guarantees that it will achieve anything of commercial value or patentable concepts. Every effort is being made to develop technology, circuits, antenna designs and frequency compatibility and the Company is realistic about the time, money and effort necessary for a breakthrough.

Previously, the Company was engaged in the business of maintaining its portfolio of acquired small cell sites to help meet the then-expected demand of rapidly growing 5G networks. We currently receive revenue from previously developed sites. We are no longer adding additional locations to this business nor are we seeking more sites.

To meet that objective, on January 7, 2021, through our wholly owned subsidiary SmallCellSite Inc. (“SCS”), we closed on the acquisition of substantially all of the assets of SmallCellSite.com, LLC (“SCS LLC”), a source of more than 80,000 cell sites offered by property owners for use by wireless network operators. The business acquisition has been accounted for as a purchase and the accounts of SCS are consolidated with those of the Company.

On June 29, 2021, the Company, through its wholly-owned subsidiary SCS, entered into a Master Asset Marketing and Agency Agreement (the “Marketing Agreement”) with Smartify Media (“Smartify”) to add Smartify’s locations to the Company’s small cell database. Smartify turns any storefront or physical location into a (MXP) Media Experience Platform for property owners which could create recurring revenue and media value from programmatic and local media channels.

According to the terms of the Marketing Agreement, which automatically renewed for one-year terms unless terminated by either party, SCS agreed to provide marketing services and management of the co-location and utilization of equipment to operators (such as wireless service providers, internet services providers and telecommunications operators) on Smartify’s existing assets. Smartify and SCS shall share all revenue generated from operators with 70% of revenue to Smartify and 30% of revenue to SCS.

The Company and Smartify agreed to cancel and terminate this Marketing Agreement as of November 9, 2023, and the Company has no plans to pursue additional business opportunities in the space, focusing its efforts on enabling high-speed Internet service to be delivered from satellites directly to smartphones.

Where You Can Find Us

Our principal business address is 1117 State Street, Santa Barbara, California 93101. We maintain our corporate website at https://digitallocations.com/ (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this Report). Our phone number is (805)456-7000.

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Summary of the Offering

Shares currently outstanding:	733,766,705

Shares being offered:	300,000,000

Offering Price per share:	The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our initial sale of shares to GHS, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital and for potential acquisitions.

OTC Pink Market Symbol:	DLOC

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Financial Summary

The tables and information below are derived from our consolidated financial statements for the twelve months ended December 31, 2022 and 2021.

	December 31, 2022	December 31, 2021

Cash	31,113	$68,366
Total Assets	37,613	76,366
Total Liabilities	1,917,056	6,535,111
Total Stockholder’s Equity (Deficit)	(7,363,543)	(11,444,945)

Statement of Operations

	Year End December 31, 2022	Year End December 31, 2021

Revenue	23,068	24,029
Total Operating Expenses	3,658,684	4,723,970
Net Income (Loss) for the Period	969,014	(13,120,527)
Net Income (Loss) per Share	0.00	(0.07)

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RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means you could lose all or a part of your investment.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering.

Risks Related to Our Business and Industry

We are in the early stages of development and have limited operating history on which you can base an investment decision.

We were formed in August 2006, but have changed our business focus. We have generated limited revenues, have no real operating history upon which you can evaluate our business strategy or future prospects, and have negative working capital. As a result, our auditor issued an opinion in connection with our December 31, 2022 financial statements, which expressed substantial doubt about our ability to continue as a going concern unless we obtain additional financing.

Our ability to obtain additional financing and generate revenue will depend on whether we can successfully execute our new operational plan, to enable high-speed Internet service to be delivered from satellites directly to smartphones. We expect to continue to incur losses in the short term. Additionally, we may encounter many expenses, delays, problems, and difficulties that we have not anticipated and for which we have not planned. There can be no assurance that at this time we will successfully complete the research to enable this technology, achieve the result of delivering the high-speed Internet access as intended, or that we will have adequate working capital to fund our operations or meet our obligations as they become due.

Our proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications, and delays frequently encountered in connection with the formation of any new business. Investors should evaluate an investment in our company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services, and technologies. Despite best efforts, we may never overcome these obstacles to achieve financial success. Our business is speculative and dependent upon the implementation of our business plan, as well the completion of the research by Florida International University, and the development and implementation of the technology. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that our investors will not lose their entire investment.

If we are unable to effectively manage the transition from a development stage company to an operating company, our financial results will be negatively affected.

For the period from our inception, August 25, 2006, through December 31, 2022, we incurred an aggregate net loss, and had an accumulated deficit, of $50,164,550. For the years ended December 31, 2022 and 2021, we incurred operating losses of $3,635,616 and $4,699,941, respectively. We reported net income of $969,014 for the year ended December 31, 2022, resulting primarily from a gain on change in derivative liability, and a net loss of $13,120,527 for the year ended December 31, 2021. Our operating losses are expected to continue to increase for at least the next 48 months as we commence full-scale development of our new business plan, if feasible. We believe we will require significant funding to make this transition if full-scale development is commercially justified. If we do make such transition, we expect our business to grow significantly in size and complexity. This growth is expected to place significant additional demands on our management, systems, internal controls, and financial and operational resources. As a result, we will need to expend additional funds to hire additional qualified personnel, retain professionals to assist in developing appropriate control systems, and expand our operating infrastructures. Our inability to secure additional resources, as and when needed, or manage our growth effectively, if and when it occurs, would significantly hinder our transition to an operating company, as well as diminish our prospects of generating revenues and, ultimately, achieving profitability.

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We are now embarking on a new and unproven segment of our business, working to enable high-speed Internet access to be delivered from satellites directly to smartphones. There is a risk that we will be unable to compete with large, medium, and small competitors that are in (or may enter) the industry with substantially larger resources and management experience than us.

The evolving high-speed Internet market in which we expect to enter is intensely competitive requiring sophisticated technology and constant innovation, both in the development and execution of our business financial model and the quality of our intellectual property. There is no assurance that we will successfully compete to gain and retain customers and meet their requirements. Our current management has little prior experience in conducting this business.

Our technology that will enable high-speed Internet service to be delivered from satellites directly to smartphones is in early stages of development and might never become commercially viable. We have never generated any revenue from product sales and may never be profitable.

We are very early in our development efforts and only recently have commenced any significant research, with respect to our intended technology. We currently generate no revenue and we may never be able to develop our technology or a marketable product. Our ability to generate revenues, which we do not expect will occur for several years, if ever, may depend on obtaining regulatory approvals for, and successfully commercializing our technology or product candidates, either alone or in collaboration with others, and we cannot guarantee that we will ever obtain regulatory approval for our technology or any of our product candidates.

Our business is subject to government regulation.

Aspects of our business are subject to and will be designed to comply with the regulations of the FCC. A change in those regulations may have a material adverse effect on our operating results, financial condition, and business prospects and performance. We are also subject to regulations applicable to businesses generally, including without limitation those governing employment, construction, permit requirements, the environment, and health and safety, those governing the telecommunications industry, and the FCC. The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business. Changes in tax laws also could have a significant adverse effect on our operating results and financial condition.

As we develop and implement our business, we may be subject to additional and unexpected regulations, which could increase our costs or otherwise harm our business.

As we develop and implement the technology that enables high speed Internet delivery by satellites directly to smartphones, we may become subject to additional laws and regulations, which could create unexpected liabilities for us, cause us to incur additional costs or restrict our operations. From time to time, we may be notified of or otherwise become aware of additional laws and regulations that governmental organizations or others may claim should be applicable to our business. Our failure to anticipate the application of these laws and regulations accurately, or other failure to comply, could create liability for us, result in adverse publicity, or cause us to alter our business practices, which could cause our net revenues to decrease, our costs to increase, or our business otherwise to be harmed.

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Our ability to protect our intellectual property is uncertain.

As a result of the APA, we acquired proprietary web-based software which provides a system and method for identifying wireless communication assets. A provisional patent application for this technology was filed on May 31, 2017 and we were notified on or about January 11, 2021 by the United States Patent and Trademark Office that the patent will be granted. We cannot assure that this patent or any other patent that may be granted to us, if any, in the future will be enforceable. We will have limited resources to fight any infringements on our proprietary rights and if we are unable to protect our proprietary rights or if such rights infringe on the rights of others, our business will be materially adversely affected.

The current credit and financial market conditions may exacerbate certain risks affecting our business.

Due to the continued disruption in the financial markets arising from the global recession and the slow pace of economic recovery, many of our potential customers may be unable to access capital necessary to lease our cell towners once developed or acquired. Many are operating under austerity budgets that make it significantly more difficult to take risks. As a result, we may experience increased difficulties in convincing customers to lease our cell towers once developed or acquired.

The future impact of the Covid-19 pandemic on companies is evolving and we are currently unable to assess with certainty the broad effects of Covid-19 on our business.

The future impact of the Covid-19 pandemic on companies continues to evolve and we are currently unable to assess with certainty the broad effects of Covid-19 on our business. As of December 31, 2022, the Company had no material assets that would be subject to impairment or change in valuation due to Covid-19. However, as of December 31, 2022, the reported values of the Company’s material convertible debt and derivative liabilities are based on multiple factors, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. We believe these inputs will be subject to even more significant changes due to the impact on capital markets of Covid-19, and the future estimated fair value of these liabilities may fluctuate materially from period to period.

Without reliable sources of revenue, we are currently dependent on debt or equity financing to fund our operations and execute our business plan. We believe that the impact on capital markets of Covid-19 may make it more costly and more difficult for us to access these sources of funding.

We do not maintain theft or casualty insurance, and only maintain modest liability and property insurance coverage and therefore we could incur losses as a result of an uninsured loss.

We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse effect on our results of operations.

If we lose key employees and consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified management personnel. Competition for these qualified personnel is intense. We are highly dependent on our management and key consultants who have been critical to the development of our business. The loss of the services of key employees and key consultants could have a material adverse effect on our operations. We do have employment or consulting agreements with key individuals. However, there can be no assurance that any employees or consultants will remain associated with us. The efforts of key employees and consultants will be critical to us as we continue to develop our technology and as we attempt to transition from a development stage company to a company with commercialized products and services. If we were to lose key employees or consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

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Management cannot guarantee that its relationship with the Company does not create conflicts of interest.

The relationship of management and its affiliates to the Company could create conflicts of interest. While management has a fiduciary duty to the Company, it also determines its compensation from the Company. Management’s compensation from the Company has not been determined pursuant to arm’s-length negotiation.

We may be subject to liabilities that are not readily identifiable at this time.

The Company may have liabilities to affiliated or unaffiliated lenders. These liabilities would represent fixed costs we would be required to pay, regardless of the level of business or profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, suppliers, employees, and others. Litigation can cause the Company to incur substantial expenses and, if cases are lost, judgments, and awards can add to the Company’s costs.

In the course of business, the Company may incur expenses beyond what was anticipated.

Unanticipated costs may force the Company to obtain additional capital or financing from other sources or may cause the Company to lose its entire investment in the Company if it is unable to obtain the additional funds necessary to implement its business plan. There is no assurance that the Company will be able to obtain sufficient capital to implement its business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of shareholder investment in the Company is diminished.

The Company will rely on management to execute the business plan and manage the Company’s affairs.

Under applicable state corporate law and the By-Laws of the Company, the officers and directors of the Company have the power and authority to manage all aspects of the Company’s business. Shareholders must be willing to entrust all aspects of the Company’s business to its directors and executive officers.

There is no assurance the Company will always have adequate capital to conduct its business.

The Company will have limited capital available to it. If the Company’s entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then the Company’s financial condition, results of operations and business performance would be materially adversely affected.

The Company is required to indemnify its directors and officers.

The Company’s By-Laws provide that the Company will indemnify its officers and directors to the maximum extent permitted by Nevada law. If the Company were called upon to indemnify an officer or director, then the portion of its assets expended for such purpose would reduce the amount otherwise available for the Company’s business.

Risks Relating to Our Common Stock

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 2,000,000,000 shares of common stock, par value $0.001 per share, of which 733,766,705 shares are issued and outstanding as of December 7, 2023. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Our Board of Directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 20,000,000 shares of “blank check” preferred stock, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Series B Preferred Stock issued to an investor with certain preferential rights, upon conversion thereof, will cause significant dilution to existing stockholders.

There are 14,241 shares of Series B non-voting, convertible preferred stock, (the “Series B Preferred Stock”) issued and outstanding. Each one share of Series B Preferred Stock has as a stated value of $100 per share and is convertible, at the option of the holder, into Common Stock of the Company at any time, at the election of the holder, at a rate of $0.0015 per share; provided, however, that such conversion may only occur at a time when the Company has sufficient authorized shares of common stock under its articles of incorporation to satisfy such conversion. The common stock issuable upon conversion of the Series B Preferred Stock may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the Company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. In the event of such overhang, the Series B Preferred stockholders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease. The Stock Purchase Agreement for the Series B Preferred Stock contains an issuance limitation of 4.99% of the outstanding shares of Common Stock at the time of conversion, but that limitation can be waived by the holder with sixty-one days’ notice. On a fully-diluted basis, without factoring in the 4.99% limitation, the Series B Preferred Stock may be converted into 949,400,000 shares of common stock, an amount that would cause significant dilution to the issued and outstanding shares of the Company.

Series B Preferred Stock issued to an investor with certain preferential rights, upon conversion thereof, will cause significant dilution to existing stockholders.

Bountiful Capital, LLC currently owns 45,000 shares of Series E non-voting, convertible preferred stock, (the “Series E Preferred Stock”). Each one share of Series E Preferred Stock has as a stated value of $100 per share and is convertible, at the option of the holder, into Common Stock of the Company at any time, at the election of the holder, at a rate of $0.0015 per share; provided, however, that such conversion may only occur at a time when the Company has sufficient authorized shares of common stock under its articles of incorporation to satisfy such conversion. The common stock issuable upon conversion of the Series E Preferred Stock may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the Company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. In the event of such overhang, the Series E Preferred Stock will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease. The Stock Purchase Agreement for the Series E Preferred Stock contains an issuance limitation of 4.99% of the outstanding shares of Common Stock at the time of conversion, but that limitation can be waived by the holder with sixty-one days’ notice. On a fully-diluted basis, without factoring in the 4.99% limitation, the Series E Preferred Stock may be converted into 3,000,000,000 shares of common stock, an amount that would cause significant dilution to the issued and outstanding shares of the Company.

We have issued stock options to individuals that, if exercised, will cause significant dilution to existing shareholders.

We have issued to various individuals stock options to purchase 904,177,778 shares of our common stock. The weighted average exercise prices for these stock options is $0.004, although the exact exercise prices vary by grant. If the option holders were to choose to exercise their stock options, a total of up to 904,177,778 would be issued, an amount that would cause significant dilution to the issued and outstanding shares of the Company.

We have outstanding convertible promissory notes and substantial dilution could occur if the lenders choose to convert the promissory note.

We have issued several convertible promissory notes that are convertible into shares based on a discount to the market price of our common stock. Each convertible promissory note is unique and the convertible promissory notes are further summarized in Notes 3, 4 and 5 to the financial statements included with this registration statement. To briefly summarize, the Company has the following convertible promissory notes currently in effect:

(i)	A 5% convertible promissory note effective March 14, 2013 in the principal amount of $29,500 that is convertible into common shares at the rate of the lesser of $1.50 per share or the closing price per share of common stock on the trading day immediately preceding the date of conversion. This note matured on March 14, 2015 and is currently in default.

(ii)	Two 5% convertible promissory notes effective December 31, 2012 in the aggregate principal amounts of $58,600 that are convertible into common shares at the rate of the lesser of $2.00 per share or the closing price per share of common stock on the trading date immediately preceding the conversion. These notes mature on December 31, 2023.

(iii)	A 12% convertible promissory note effective August 24, 2022 in the principal amount of $38,750 that is convertible into common shares at the rate of a 45% discount from the lowest trading price during the 20 trading days prior to the conversion.

(iv)	Two 0.39% long-term convertible promissory notes each payable in the principal amount of $500,000 that are convertible into common shares at the rate of 0.013 per share subject to certain volume restrictions and limitations. These notes mature on January 7, 2026.

Since the conversion rate results in the issuance of shares at a discounted rate, significant dilution of our common stock could occur if the lenders choose to convert the debt into common stock. A conversion of this convertible debt into Common Stock could cause our stockholders to experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.  The issuance of additional shares of common stock in the future via conversion of debt will reduce the proportionate ownership and voting power of then current stockholders. On a fully-diluted basis, without factoring in the 4.99% beneficial ownership limitations, as of September 30, 2023 the existing convertible promissory notes could have been converted into 812,585,658 shares of common stock, an amount that would have caused a significant dilution to the issued and outstanding shares of the Company.

Our common shares are subject to the “Penny Stock” rules of the SEC, and the trading market in our securities will likely be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and
●	The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quality of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is a very limited market for our securities. While our common stock is on the OTC Pink Market, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities, and an active trading market in our securities may not develop, or, if developed, may not be sustained. Accordingly, investors may have a difficult time selling their shares.

Our common stock is quoted through the OTC Pink Market, which may have an unfavorable impact on our stock price and liquidity.

The Company’s common stock is quoted on the OTC Pink Market, which is a significantly more limited market than the New York Stock Exchange or NASDAQ. The trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, follow a policy of not investing in OTC Pink Market stocks and certain major brokerage firms restrict their brokers from recommending OTC Pink Market stocks because they are considered speculative and volatile.

The trading volume of the Company’s common stock has been and may continue to be limited and sporadic. As a result, the quoted price for the Company’s common stock on the OTC Pink Market may not necessarily be a reliable indicator of its fair market value.

Additionally, the securities of small capitalization companies may trade less frequently and in more limited volume than those of more established companies. The market for small capitalization companies is generally volatile, with wide price fluctuations not necessarily related to the operating performance of such companies.

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Trading on the OTC Pink Market may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Pink Market. Trading in stock quoted on the OTC Pink Market is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Pink Market is not a stock exchange, and trading of securities on the OTC Pink Market is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, our shareholders may have difficulty reselling any of their shares.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing capital stock.

We may finance our operations and develop strategic relationships by issuing equity or debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our stock to decline.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations.

Rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

With the participation of our Chief Executive Officer and Acting Chief Financial Officer, our management conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2022 based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013). Based on this evaluation, management concluded that our internal control over financial reporting was not effective as of December 31, 2022, based on those criteria, because we did not maintain effective controls over the control environment, we did not have sufficient segregation of duties, and because we did not establish a formal written policy for the approval, identification and authorization of related party transactions.

We are susceptible to general economic conditions, natural catastrophic events and public health crises, and a potential downturn in advertising and marketing spending by advertisers could adversely affect our operating results in the near future.

Our business is subject to the impact of natural catastrophic events, such as earthquakes, or floods, public health crisis, such as disease outbreaks, epidemics, or pandemics, and all these could result in a decrease or sharp downturn of economies, including our markets and business locations in the current and future periods. The outbreak of the coronavirus (COVID-19) resulted in increased travel restrictions, and shutdown of businesses, which may cause slower recovery of the economy. We may experience impact from quarantines, market downturns and changes in customer behavior related to pandemic fears and impact on our workforce if the virus continues to spread. In addition, one or more of our customers, partners, service providers or suppliers may experience financial distress, delayed or defaults on payment, file for bankruptcy protection, sharp diminishing of business, or suffer disruptions in their business due to the outbreak. Any decreased collectability of accounts receivable, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations

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RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS Investments, LLC in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the GHS Financing Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price of 92.5% of the lowest trading price during the pricing period, with and one hundred twelve and one half percent (112.5%) of the put amount delivered in shares for each particular put.

GHS Investments LLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at an eight and one half percent (8.5%) discount, or ninety-two and one half percent (92.5%) of the lowest trading price during the ten (10) consecutive trading days immediately preceding our notice to GHS of our election to exercise our “put” right and one hundred twelve and one half percent (112.5%) of the put amount shall be delivered in shares for each particular put.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

On December 11, 2023, the lowest traded price of the Company’s common stock during the ten (10) consecutive trading day period was $0.0008. At that price we would be able to sell shares to GHS under the Financing Agreement at the discounted price of $0.00064. At that discounted price, the 300,000,000 shares registered for issuance to GHS under the Financing Agreement would, if sold by us to GHS, result in aggregate proceeds of $192,000. There is no assurance the price of our common stock will remain the same as the market price or increase.

Since our common stock is traded on the OTC Pink Market, it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is traded on the OTC Pink Market, its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

●	the trading volume of our shares;
●	the number of securities analysts, market-makers and brokers following our common stock;
●	new products or services introduced or announced by us or our competitors;

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●	actual or anticipated variations in quarterly operating results;
●	conditions or trends in our business industries;
●	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	additions or departures of key personnel;
●	sales of our common stock; and
●	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently quoted on the OTC Link (OTC Pink tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Item 4. USE OF PROCEEDS

The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in good faith, deem to be in the best interest of the Company.

Item 5. DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the GHS Financing Agreement. GHS may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Item 6. DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholders pursuant to the GHS Financing Agreement.

Item 7. SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 300,000,000 shares of our common stock, which consists of shares of common stock to be sold by GHS pursuant to the Financing Agreement. If issued presently, the shares of common stock registered for resale by GHS would represent 40.88% of our issued and outstanding shares of common stock as of December 7, 2023, however, there is an ownership limit for GHS of 4.99% at any point in time.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

GHS will be deemed to be an underwriter within the meaning of the Securities Act with respect to shares being issued pursuant to the Financing Agreement. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

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Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 733,766,705 shares of our common stock outstanding as of December 7, 2023.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Being Offered		# of Shares (2)	% of Class (2)
GHS Investments LLC (3)	0	300,000,000	(4)	0	0%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.
(2)	Because the selling stockholders may offer and sell all or only some portion of the 300,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.
(3)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.
(4)	Consists of up to 300,000,000 shares of common stock to be sold by GHS pursuant to the Financing Agreement.

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THE OFFERING

On September 7, 2023, we entered into an Equity Financing Agreement (the “Financing Agreement”) with GHS Investments LLC (“GHS”). Although we are not mandated to sell shares under the Financing Agreement, the Financing Agreement gives us the option to sell to GHS, up to $10,000,000 worth of our common stock over the period ending twenty-four (24) months after the date this Registration Statement is deemed effective. The $10,000,000 was stated as the total amount of available funding in the Financing Agreement because this was the maximum amount that GHS agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Financing Agreement. If the bid/ask spread remains the same, we will not be able to place a put for the full commitment under the Financing Agreement. Based on the lowest traded price of our common stock during the ten (10) consecutive trading day period preceding December 7, 2023 of $0.000824, the registration statement covers the offer and possible sale of $198,000 worth of our shares.

The purchase price of the common stock will be set at ninety-two and one half percent (92.5%) of the lowest trading price of the common stock during the ten (10) consecutive trading day period immediately preceding the date on which the Company delivers a put notice to GHS and one hundred twelve and one half percent (112.5%) of the put amount shall be delivered in shares for each particular put. In addition, there is an ownership limit for GHS of 4.99%.

GHS is not permitted to engage in short sales involving our common stock during the term of the commitment period and GHS has represented that it has not engaged in any material market activities of the Company in the past. In accordance with Regulation SHO, however, sales of our common stock by GHS after delivery of a put notice of such number of shares reasonably expected to be purchased by GHS under a put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. GHS is not required to purchase the put shares unless:

●	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;
●	we shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and
●	we shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by GHS. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Financing Agreement nor any of our rights or GHS’s rights thereunder may be assigned to any other person.

Separately, the Company engaged Icon Capital Group, LLC as the exclusive placement agent for the Offering. For their services, Icon will be paid two percent (2%) of the aggregate gross proceeds raised in the Offering.

Item 8. PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Pink Market or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	privately negotiated transactions;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; or

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933 with respect to the shares being issued under the Financing Agreement and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with GHS. Neither the Financing Agreement with GHS nor any rights of the parties under the Financing Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS has sold all of the common shares purchased by it under the Financing Agreement and has no right to acquire any additional shares of common stock under the Financing Agreement.

Icon Capital Group, LLC is the exclusive placement agent for the Offering. For their services, Icon will be paid two percent (2%) of the aggregate gross proceeds raised in the Offering. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, GHS Investments LLC (“GHS”), the selling stockholder, will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the GHS or any other person and may prohibit GHS and any other participants in the distribution of the Company’s securities from purchasing shares in the open market while the equity line is in effect.

We will make copies of this prospectus available to the selling stockholders.

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Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Authorized Stock

Our Articles of Incorporation authorizes us to issue up to 2,000,000,000 shares of Common Stock (the “Common Stock”) and up to 20,000,000 shares of Preferred Stock (the “Preferred Stock). The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Common Stock

As of December 7, 2023, we have 733,766,705 shares of common stock issued and outstanding.

Voting Rights

Every shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any corporate action, other than the election of directors, shall be authorized by a simple majority of the votes cast in favor of or against such action by the holders of shares entitled to vote thereon except as may otherwise be provided by statute or the Articles of Incorporation. An abstention shall not count as a vote cast.

Liquidation or Dissolution

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences, and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Dividends

The dividend rights, if any, of such class or series, the dividend preferences, if any, as between such class or series and any other class or series of stock, whether and the extent to which shares of such class or series shall be entitled to participate in dividends with shares of any other class or series of stock, whether and the extent to which dividends on such class or series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends is determined by our Board.

Preemptive Rights

The holders of our Common Stock generally do not have preemptive rights to purchase or subscribe for any of our capital stock or other Common Stock.

Redemption

The terms and conditions, if any, of any purchase, retirement, or sinking fund which may be provided for the shares of such class or series is subject to the authorization of the Board.

Preferred Stock

As of December 7, 2023, 1,000 shares of the Company’s authorized preferred stock have been designated as Series A Preferred Stock, 30,000 shares have been designated as Series B Preferred Stock, 36,000 shares have been designated as Series C Preferred Stock, 1,000 shares have been designated as Series D Preferred Stock, and 45,000 shares have been designated as Series E Preferred Stock. The Company also designated a class of Series F Preferred Stock, but withdrew the designation before any shares were issued.

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There are no shares of Series A Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock issued and outstanding. Currently, 14,241 shares of Series B Preferred Stock are issued and outstanding and 45,000 shares of Series E Preferred Stock are issued and outstanding.

We can issue additional shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common stockholders. Below, we have included a summary of our classes of Preferred Stock with shares issued and outstanding.

Series B Preferred Stock

On March 2, 2016, the Company filed a Certificate of Designation for its Series B Preferred Stock (the “Series B Certificate”) with the Secretary of State of Nevada designating 30,000 shares of its authorized preferred stock as Series B Preferred Stock. The shares of Series B Preferred Stock have a par value of $0.001 per share.

The total face value of this entire series is three million dollars ($3,000,000). Each share of Series B Preferred Stock has a stated face value of $100, and effective April 2, 2021, is convertible into shares of fully paid and non-assessable shares of common stock of the Company at $0.0015 per share. The terms of the Series B Preferred Stock were amended effective March 31, 2021 to change the conversion price from a defined variable price to a fixed conversion price of $0.0015 per share.

The holders of outstanding shares of the Series B Preferred Stock (the “Series B Holders”) are entitled to receive dividends pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Company, in which case the Series B Preferred Stock has a preference. Such dividends will be paid equally to all outstanding shares of Series B Preferred Stock and Common Stock, on an as-if-converted basis with respect to the Series B Preferred Stock. The Series B Holders may elect to use the most favorable conversion price for the purpose of determining the as-if-converted number of shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series B Holder shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to $100 for each such share of the Series B Preferred Stock (as adjusted for any combinations, consolidations, stock distributions, stock splits or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment is made or any assets distributed to the holders of the Common Stock. After such payment, the remaining assets of the Company will be distributed to the holders of Common Stock.

Series E Preferred Stock

Effective April 2, 2021, the Company filed a Certificate of Designation with the State of Nevada designating 45,000 shares of its authorized preferred stock as Series E Preferred Stock. The shares of Series E Preferred Stock have a par value of $0.001 per share and a stated face value of $100 per share. Holders of the Series E Preferred Stock have the right, at any time, to convert shares of Series E Preferred Stock into shares of Common Stock at a conversion price of $0.0015 per share.

The holders of outstanding Series E Preferred Stock are entitled to receive dividends pari passu with the holders of common stock, except upon a liquidation, dissolution and winding up of the Company, in which case the Shares have a preference. Such dividends will be paid equally to all outstanding Shares and common stock, on an as-if-converted basis with respect to the Shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Shares shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to $100 for each such Share (as adjusted for any combinations, consolidations, stock distributions, stock splits or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, after the payment of any distributions that may be required with respect to the Company’s Series B Preferred Stock, but before any payment is made or any assets distributed to the holders of common stock. After such payment, the remaining assets of the Company will be distributed to the holders of common stock.

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If the assets to be distributed to holders of the Shares are insufficient to permit the receipt by such holders of the full preferential amounts, then all of such assets will be distributed among such holders ratably in accordance with the number of such shares then held by each such holder.

In no event will holders of Shares be entitled to convert any Shares, such that upon conversion the sum of (1) the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series E Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to these limitations), and (2) the number of shares of common stock issuable upon the conversion of Shares, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock. The limitations on conversion may be waived by the Holder upon, at the election of the holder of Shares, not less than 61 days prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the holder of Shares, as may be specified in such notice of waiver).

Except as required by law, holder of Shares are not entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, provided, however, each holder of outstanding Share will be entitled, on the same basis as holders of common stock, to receive notice of such action or meeting and so long as any Shares remain outstanding, the Company will not, without first obtaining the approval of the holders of at least a majority of the then outstanding Shares voting together as one class alter or change the rights, preferences or privileges of the Shares so as to affect materially and adversely such Shares.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements of the Company as of December 31, 2022 and 2021, have been included herein in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm and the report is given on the authority of that firm as experts in auditing and accounting. The legal opinion rendered by Brunson Chandler & Jones, PLLC, regarding our common stock registered in the registration statement of which this prospectus is a part, is as set forth in its opinion letter included in this prospectus. The address of Brunson Chandler & Jones, PLLC, is Walker Center, 175 S. Main Street, Suite 1410, Salt Lake City, Utah, 84111.

Item 11. INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

To help connect a world of more than 8 billion people, the Company is developing a new technology that will enable high-speed Internet service to be delivered from satellites directly to smartphones. We aim to redesign the link technology between satellites and smartphones, which includes novel antenna designs, new integrated circuits, and innovative frequency management to support indoor and outdoor data connection.

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On June 6, 2023, the Company engaged Florida International University (FIU) to perform the research necessary to develop this technology. Successful development and implementation of this technology will allow next generation smartphones, anywhere in the world, to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and various sources of entertainment.

In a digitally divided world of “haves and have nots”, high Speed Internet is usually available only in densely populated areas of the world. Much of the world is still underserved with terrestrial wireless phone and data connections. Connecting satellites directly with smartphones to receive high speed internet service is technically very challenging but represents an extraordinary business opportunity.

FIU has assembled a team of people with the background, experience and talent to perform such research. Located in Miami, the University is one of the most respected in the communications field and has an impressive facility capable of designing the tools necessary to make this research viable.

While this research is under way, there are no guarantees that it will achieve anything of commercial value or patentable concepts. Every effort is being made to develop technology, circuits, antenna designs and frequency compatibility and the Company is realistic about the time, money and effort necessary for a breakthrough.

Previously, the Company was engaged in the business of maintaining its portfolio of acquired small cell sites to help meet the then-expected demand of rapidly growing 5G networks. We currently receive revenue from previously developed sites. We are no longer adding additional locations to this business nor are we seeking more sites.

To meet that objective, on January 7, 2021, through our wholly owned subsidiary SmallCellSite Inc. (“SCS”), we closed on the acquisition of substantially all of the assets of SmallCellSite.com, LLC (“SCS LLC”), a source of more than 80,000 cell sites offered by property owners for use by wireless network operators. The business acquisition has been accounted for as a purchase and the accounts of SCS are consolidated with those of the Company.

On June 29, 2021, the Company, through its wholly-owned subsidiary SCS, entered into a Master Asset Marketing and Agency Agreement (the “Marketing Agreement”) with Smartify Media (“Smartify”) to add Smartify’s locations to the Company’s small cell database. Smartify turns any storefront or physical location into a (MXP) Media Experience Platform for property owners which could create recurring revenue and media value from programmatic and local media channels.

According to the terms of the Marketing Agreement, which automatically renewed for one-year terms unless terminated by either party, SCS agreed to provide marketing services and management of the co-location and utilization of equipment to operators (such as wireless service providers, internet services providers and telecommunications operators) on Smartify’s existing assets. Smartify and SCS shall share all revenue generated from operators with 70% of revenue to Smartify and 30% of revenue to SCS.

The Company and Smartify agreed to cancel and terminate this Marketing Agreement as of November 9, 2023, and the Company has no plans to pursue additional business opportunities in the space, focusing its efforts on enabling high-speed Internet service to be delivered from satellites directly to smartphones.

Market Opportunity

High-speed Internet (also known as broadband Internet) means access to education, healthcare, jobs, entertainment, and equal participation in the modern economy. However, broadband is only available in densely populated areas around the world. The rest of the world is still waiting.

The global broadband market is forecast to double within the decade. According to Grand View Research, the global broadband market was valued at $419 billion in 2022 and is expected to grow to $875 billion by 2030. This tremendous growth is driven by the continual digital transformation of virtually all industries such as retail, healthcare, government, entertainment, and many more. Wireless technology holds great potential, due to its relative ease of deployment, in accelerating the global digital revolution across many verticals through productivity enhancements and economic reductions.

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Satellite broadband Internet has been around for decades. However, the service is slow, expensive, data limited, and requires large receiver dishes mounted on fixed locations. These challenges are due to the inherent limits of older generation, gigantic and expensive satellites high up in geostationary Earth orbit (“GEO”), or even medium Earth orbit (“MEO”).

Thanks to a new generation of visionary space companies such as SpaceX (Elon Musk) and Blue Origin (Jeff Bezos), the cost of launching satellites into space has come down dramatically ~~thjrough~~  through reusable rocket technology and more frequent space missions. As a result, it is now possible to develop small, low-cost satellites that are in low Earth orbit (“LEO”). Closer to Earth means faster data transmission. However, it is still very expensive and needs special large receiver dishes mounted on fixed locations.

Competition

The Company competes in a market of much larger companies that have substantial business operations and financial resources.

Cellular network operators include AT&T, Verizon, and T-Mobile. Satellite communications systems operators include SpaceX (Starlink), Blue Origin, Viasat, Intelsat, EchoStar (Hughs Network), Inmarsat, and Globalstar.

Marketing Strategy

The Company has no current plans to actively manufacture and market devices or provide communications services. Instead, if we successfully develop our new satellite-to smartphone technology, we plan to license our technology to device manufacturers and satellite communications systems operators.

Intellectual Property

The Company previously acquired proprietary web-based software which provides a system and method for identifying wireless communication assets. A provisional patent application for this technology was filed on May 31, 2017, and we were notified on or about January 11, 2021, by the United States Patent and Trademark Office that the patent will be granted.

Under the terms of the research agreement with FIU, the Company has a non-exclusive, royalty-free license to use the intellectual property associated with the development project, as well as the right to negotiate an exclusive license.

Government Regulation

Digital Locations generally is subject to all of the governmental regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning the environment, permits for certain activities, workplace safety, labor relations, employee rights, and government taxes. The adoption of any additional laws or regulations may decrease the growth of our business, decrease the demand for services and increase our cost of doing business. Changes in tax laws also could have a significant adverse effect on our operating results and financial condition. As we develop and market our new satellite to smartphone technology, we may be subject to additional regulations imposed by the FCC.

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Employees

We currently have two part time employees who does have a formal employment agreement. We have arrangements with various independent contractors and consultants to meet the current needs of the Company, including management, accounting, investor relations, and other administrative functions.

Legal Proceedings

We know of no existing or pending legal proceedings against us other than as disclosed below, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Other Information

None.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Link (OTC Pink tier) of OTC Markets under the symbol “DLOC”. The following table sets forth, for the periods indicated, the high and low traded price per share of our common stock as reported on the OTC Pink Market tier. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions:

	High $	Low $
January 1, 2020- December 7, 2023	0.19	0.0003

These over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

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Holders of Record

As of December 7, 2023, we had 80 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The objective of this Management’s Discussion and Analysis of Financial Condition is to allow investors to view the Company from management’s perspective, considering items that would have a material impact on future operations. Certain statements below, and elsewhere in this report, are not related to historical results, and are forward-looking statements. Forward-looking statements present our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements frequently are accompanied by such words such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of such terms or other words and terms of similar meaning. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or timeliness of such results. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. We are under no duty to update any of the forward-looking statements contained herein after the date of this report. Subsequent written and oral forward-looking statements attributable to us or to persons acting in our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in our annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 20, 2023, and in other reports filed by us with the SEC. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a penny stock issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

You should read the following description of our financial condition and results of operations in conjunction with the condensed consolidated financial statements and accompanying notes included in this report.

Overview

To help connect a world of more than 8 billion people, the Company is developing a new technology that will enable high-speed Internet service to be delivered from satellites directly to smartphones. We aim to redesign the link technology between satellites and smartphones, which includes novel antenna designs, new integrated circuits, and innovative frequency management to support indoor and outdoor data connection.

On June 6, 2023, the Company engaged Florida International University (FIU) to perform the research necessary to develop this technology. Successful development and implementation of this technology will allow next generation smartphones, anywhere in the world, to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and various sources of entertainment.

In a digitally divided world of “haves and have nots”, high Speed Internet is usually available only in densely populated areas of the world. Much of the world is still underserved with terrestrial wireless phone and data connections. Connecting satellites directly with smartphones to receive high speed internet service is technically very challenging but represents an extraordinary business opportunity.

FIU has assembled a team of people with the background, experience and talent to perform such research. Located in Miami, the University is one of the most respected in the communications field and has an impressive facility capable of designing the tools necessary to make this research viable.

While this research is under way, there are no guarantees that it will achieve anything of commercial value or patentable concepts. Every effort is being made to develop technology, circuits, antenna designs and frequency compatibility and the Company is realistic about the time, money and effort necessary for a breakthrough.

Previously, the Company was engaged in the business of maintaining its portfolio of acquired small cell sites to help meet the then-expected demand of rapidly growing 5G networks. We currently receive revenue from previously developed sites. We are no longer adding additional locations to this business nor are we seeking more sites.

To meet that objective, on January 7, 2021, through our wholly owned subsidiary SmallCellSite Inc. (“SCS”), we closed on the acquisition of substantially all of the assets of SmallCellSite.com, LLC (“SCS LLC”), a source of more than 80,000 cell sites offered by property owners for use by wireless network operators. The business acquisition has been accounted for as a purchase and the accounts of SCS are consolidated with those of the Company.

On June 29, 2021, the Company, through its wholly-owned subsidiary SCS, entered into a Master Asset Marketing and Agency Agreement (the “Marketing Agreement”) with Smartify Media (“Smartify”) to add Smartify’s locations to the Company’s small cell database. Smartify turns any storefront or physical location into a (MXP) Media Experience Platform for property owners which could create recurring revenue and media value from programmatic and local media channels.

According to the terms of the Marketing Agreement, which automatically renewed for one-year terms unless terminated by either party, SCS agreed to provide marketing services and management of the co-location and utilization of equipment to operators (such as wireless service providers, internet services providers and telecommunications operators) on Smartify’s existing assets. Smartify and SCS shall share all revenue generated from operators with 70% of revenue to Smartify and 30% of revenue to SCS.

The Company and Smartify agreed to cancel and terminate this Marketing Agreement as of November 9, 2023, and the Company has no plans to pursue additional business opportunities in the space, focusing its efforts on enabling high-speed Internet service to be delivered from satellites directly to smartphones.

Going Concern

The accompanying financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. As of September 30, 2023, our current liabilities exceeded our current and total assets by $1,018,730 and we had an accumulated deficit of $52,595,563. The Company currently does not have the cash resources to meet its operating commitments for the next twelve months and expects to have ongoing requirements for capital investment or debt to implement its business plan. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern for a reasonable period of time.

The ability of the Company to continue as a going concern is dependent upon, among other things, raising additional capital. The Company has obtained operating funds primarily from the issuance of convertible debt. Management believes this funding will continue and will provide the additional cash needed to meet the Company’s obligations as they become due. There can be no assurance, however, that the Company will be successful in accomplishing its objectives. Without such additional capital we may be required to cease operations. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

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Results of Operations

Three Months and Nine Months Ended September 30, 2023 Compared to the Three Months and Nine Months Ended September 30, 2022

Revenues

Revenues, all from SCS, were $3,393 and $4,872 for the three months ended September 30, 2023 and 2022, respectively and $16,373 and $16,398 for the nine months ended September 30, 2023 and 2022, respectively. Monthly payments are received by the Company from wireless carriers, with the Company paying the property owner a percentage of revenues ranging from 70% to 85%. The net amount is retained by the Company as consideration for its intermediary services and recorded as revenues.

General and Administrative Expenses

General and administrative expenses remained consistent from year to year, and were $960,128 and $901,592 in the three months ended September 30, 2023 and 2022, respectively. Included in these expenses is non-cash stock option compensation expense of $749,653 and $752,124 for the three months ended September 30, 2023 and 2022, respectively. In the nine months ended September 30, 2023 and 2022, general and administrative expenses were $2,973,055 and $2,773,685 respectively. Included in these expenses is non-cash stock option compensation expense of $2,236,257 and $2,241,136 for the nine months ended September 30, 2023 and 2022, respectively.

Depreciation and Amortization Expense

Depreciation and amortization expense of $500 was recorded in each of the three months ended September 30, 2023 and 2022 and $1,500 was recorded in each of the nine months ended September 30, 2023 and 2022. This consisted of the amortization of intangible assets acquired in the SCS LLC business acquisition.

Other Income (Expense)

Our interest expense increased to $369,509 in the three months ended September 30, 2023 from $110,426 in the three months ended September 30, 2022 and increased to $498,516 in the nine months ended September 30, 2023 from $419,862 in the nine months ended September 30, 2022. The increase in interest expense in the current fiscal year resulted primarily from new debt being entered into with embedded conversion options that resulted in the recognition of financing fees and debt discounts that were being amortized over the life of the notes. In the prior year amortization of debt discounts were less and convertible notes payable were fully converted to common stock, therefore reducing interest expense.

We reported non-cash gains (losses) on change in derivative liabilities of $(29,929) and $366,516 in the three months ended September 30, 2023 and 2022 respectively, and $1,025,685 and $4,556,954 in the nine months ended September 30, 2023 and 2022, respectively. We estimate the fair value of the derivatives associated with our convertible notes payable and stock options using a Black-Scholes pricing model and/or a multinomial lattice model based on projections of various potential future outcomes. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements, and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

We recognized a gain on forgiveness of debt of $6,304 in the nine months ended September 30, 2022. Pursuant to an agreement with a lender, the Company agreed to extinguish a convertible promissory note in the principal amount of $40,000 with four payments of $10,000, which were made in the months of February, March, April and May 2022. Accrued interest payable of $6,034 was forgiven by the lender in May 2022, which amount is reported as other income.

Net Income

Net losses in the three and nine months ended September 30, 2023 were $1,356,673 and $2,431,013 respectively, compared to net income of $641,130 and $1,384,339 in the three and nine months ended September 30, 2022. The changes were explained as discussed above.

Year ended December 31, 2022 compared to the year ended December 31, 2021

Revenues

As discussed above, the purchase of the operating assets of SCS LLC was effective January 7, 2021, with SCS revenues included in our consolidated statement of operations from that date forward. Revenues were $23,068 and $24,029 for the years ended December 31, 2022 and 2021, respectively. Monthly payments are received by the Company from wireless carriers, with the Company paying the property owner a percentage of revenues ranging from 70% to 85%. The net amount is retained by the Company as consideration for its intermediary services and recorded as revenues.

General and Administrative Expenses

General and administrative expenses increased to $3,656,684 in the year ended December 31, 2022 from $2,625,881 in the year ended December 31, 2021. The increase in general and administrative expenses in the current year is due primarily to increased consulting and professional fees paid related to management of the Company and the identification of new business opportunities for the Company. In addition, we reported non-cash compensation expense from the issuance of non-qualified stock options of $2,986,546 in the year ended December 31, 2022 compared to $1,699,964 in the year ended December 31, 2021. The increased stock option compensation was partially offset by a decrease in the current year in non-cash stock-based compensation for common stock issued to consultants for services valued at $20,000 in the year ended December 31, 2022 compared to $416,200 in the year ended December 31, 2021.

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Depreciation and Amortization Expense

Our property and equipment were fully depreciated as of December 31, 2020. Depreciation and amortization expense of $2,000 in each of the years ended December 31, 2022 and 2021 consisted of the amortization of intangible assets acquired in the SCS LLC business acquisition.

Impairment of Assets

The excess of the total purchase price paid over the value assigned to the identifiable tangible assets acquired in the APA of $2,096,089 was recorded as goodwill. The goodwill was not amortized but evaluated periodically for impairment. As of December 31, 2021, management determined that it was more likely than not that the recorded value of goodwill would not be recovered. Consequently, a non-cash impairment of assets expense of $2,096,089 was recorded for the year ended December 31, 2021. There was no impairment of assets expense for the year ended December 31, 2022.

Other Income (Expense)

Total other income was $4,604,630 for the year ended December 31, 2022. Total other expense was $8,420,586 for the year ended December 31, 2021.

Our interest expense decreased to $509,633 in the year ended December 31, 2022 from $919,095 in the year ended December 31, 2021. The decrease in interest expense in the current fiscal year resulted primarily from lower amortization of debt discount as we have had multiple convertible notes payable fully converted to common stock. In addition, on April 2, 2021, an accredited investor converted $2,618,690 of principal and $872,306 of accrued interest under various 10% convertible notes payable held by the investor to a total of 34,800 shares of our Series E Preferred Stock, reducing our overall convertible debt interest. The increase or decrease in our interest expense results primarily from the timing of amortization of debt discount recorded on our convertible promissory notes. We also have increased our funding from the proceeds of Series E preferred stock in the current year, which financial instrument is non-interest bearing.

We reported a gain on change in derivative liabilities of $5,108,229 and $8,979,516 in the years ended December 31, 2022 and 2021, respectively. We estimate the fair value of the derivatives associated with our convertible notes payable and stock options using a multinomial lattice model based on projections of various potential future outcomes. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements, and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

We recognized a gain on forgiveness of debt of $6,304 in the year ended December 31, 2022. Pursuant to an agreement with a lender, the Company agreed to extinguish a convertible promissory note in the principal amount of $40,000 with four payments of $10,000, which were made in the months of February, March, April and May 2022. Accrued interest payable of $6,034 was forgiven by the lender in May 2022, which amount is reported as other income.

We reported a loss on extinguishment of debt of $16,490,508 in year ended December 31, 2021 resulting from the issuance of Series E Preferred Stock in consideration for the conversion of convertible notes payable, accrued interest payable and fees. The Series E Preferred Stock was recorded at fair value of $23,393,601 as estimated by an independent valuation firm, resulting in a loss of $16,490,508 after recording the reduction of debt, accrued interest payable and derivative liabilities.

Net Income (Loss)

As a result of the activity discussed above, we reported net income of $969,014 in the year ended December 31, 2022 and a net loss of $13,120,527 in the year ended December 31, 2021.

Liquidity and Capital Resources

As of September 30, 2023, we had total current assets of $33,316, comprised of cash, and total current liabilities of $1,052,046, resulting in a working capital deficit of $1,018,730.

We funded our operations during the nine months ended September 30, 2023 from the proceeds from the issuance of our Series E Preferred Stock of $440,000 and proceeds from the issuance of convertible notes payable of $270,000. We anticipate we will continue to fund our operations from this source in the short term.

Sources and Uses of Cash

During the nine months ended September 30, 2023, we used net cash of $707,797 in operating activities as a result of our net loss of $2,431,013, non-cash expenses totaling $2,721,270 and increases in accounts payable of $27,344 and accrued interest, notes payable of $12,168, offset by non-cash gain of $1,025,685 and a decrease in accrued expenses of $1,881 and a decrease of $10,000 in accounts payable – related party.

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During the nine months ended September 30, 2022, we used net cash of $504,309 in operating activities as a result of our net income of $1,384,339, non-cash expenses totaling $2,659,657, and increases in accounts payable of $6,084, accrued expenses of $620, and accrued interest, notes payable of $17,979, offset by non-cash gains totaling $4,562,988 and a decrease in accounts payable – related party of $10,000.

We had no cash provided by or used in investing activities during the nine months ended September 30, 2023. During the nine months ended September 30, 2022, we used net cash of $500 in investing activities, comprised of the payment of deposits.

Net cash provided by financing activities was $710,000 during the nine months ended September 30, 2023, comprised of $440,000 of proceeds from the issuance of Series E Preferred Stock and $270,000 in proceeds from notes payable.

Net cash provided by financing activities was $459,605 during the nine months ended September 30, 2022, comprised of proceeds from convertible notes payable of $150,000 and proceeds from the issuance of Series E Preferred Stock of $350,000, partially offset by repayment of convertible notes payable of $40,395.

Historically, proceeds received from the issuance of debt and preferred stock have been sufficient to fund our current operating expenses. We estimate that we will need to raise substantial capital or financing over the next twelve months in order to explore business expansion opportunities and provide the necessary capital to meet our other general and administrative expenses. We anticipate that we will incur operating losses in the next twelve months. Our revenue is not expected to exceed our investment and operating costs in the next twelve months. Therefore, our future operations are dependent on our ability to secure additional financing. Our recent funding opportunities have been limited due to downturns in the U.S. equity and debt markets resulting from the world-wide Covid-19 pandemic. Future financing transactions, if available, may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and continued downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities.

Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences, or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of operations. To address these risks, we must, among other things, seek growth opportunities through investment and acquisitions, implement and successfully execute our business strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. We cannot assure that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition and results of operations.

Future Impact of Covid-19

The negative impact of the Covid-19 pandemic on companies continues and we are currently unable to assess with certainty the broad effects of Covid-19 on our future business. As of September 30, 2023, the Company had no material assets or liabilities that would be subject to impairment or change in valuation due to Covid-19.

With a limited source of revenue, we are currently dependent on debt or equity financing to fund our operations and execute our business plan. We believe that the impact on capital markets of Covid-19 may make it more costly and more difficult for us to access these sources of funding.

Critical Accounting Policies

Our significant accounting policies are disclosed in Note 2 to our consolidated financial statements. The following is a summary of those accounting policies that involve significant estimates and judgment of management.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment and intangible assets, operating lease obligations, impairment of assets, the deferred tax valuation allowance, the fair value of stock options and derivative liabilities. Actual results could differ from those estimates.

Intangible Assets

The identifiable intangible assets acquired in the SCS acquisition are amortized using the straight-line method over an estimated life of 5 years.

Derivative Liabilities

We have identified the conversion features of some of our convertible notes payable as derivatives due to their variable conversion price. Where the number of common shares to be issued under these agreements is indeterminate, the Company has concluded that the equity environment is tainted, and all additional convertible debt is included in the value of the derivatives. We estimate the fair value of the derivatives using a Black-Scholes pricing model and/or a multinomial lattice model based on projections of various potential future outcomes. We estimate the fair value of the derivative liabilities at the inception of the financial instruments, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, additional paid-in capital and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

During the nine months ended September 30, 2023, the Company had the following activity in its derivative liabilities account:

	Convertible Notes Payable	Stock Options	Total

Derivative liabilities as of December 31, 2022	$740,157	$493,522	$1,233,679
Addition to liabilities for new debt/shares issued	542,027	-	542,027
Elimination of liabilities in debt conversions	(30,758)	-	(30,758)
Change in fair value	(532,163)	(493,522)	(1,025,685)

Derivative liabilities as of September 30, 2023	$719,263	$-	$719,263

The significant assumptions used in the valuation of the derivative liabilities as of and during the nine months ending September 30, 2023 are as follows:

Expected life	0.25 – 2.26 years
Risk free interest rates	5.03% - 5.55%
Expected volatility	214% - 248%

Fair Value of Financial Instruments

Disclosures about fair value of financial instruments, require disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of September 30, 2023 and December 31, 2022, we believe the amounts reported for cash, accounts payable, accounts payable – related party, accrued expenses and other current liabilities, accrued interest, notes payable and certain notes payable approximate fair value because of their short maturities.

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Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASC”) Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure certain financial instruments at fair value on a recurring basis. As of September 30, 2023, we had no liabilities measured at fair value. Liabilities measured at fair value on a recurring basis as of December 31, 2022:

	Total	Level 1	Level 2	Level 3
December 31, 2022:
Derivative liabilities	$1,233,679	$-	$-	$1,233,679

Total liabilities measured at fair value	$1,233,679	$-	$-	$1,233,679

September 30, 2023:
Derivative liabilities	$719,263	$-	$-	$719,263

Total liabilities measured at fair value	$719,263	$-	$-	$719,263

Revenue Recognition

We have adopted Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) pursuant to which revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;
●	identification of the performance obligations in the contract;
●	determination of the transaction price;
●	allocation of the transaction price to the performance obligations in the contract; and
●	recognition of revenue when, or as, we satisfy a performance obligation.

Through its wholly owned subsidiary, the Company acts as an intermediary or agent to facilitate a platform through which property owners market billboards to wireless telephone carriers for placement of wireless communications network equipment. Contracts have been signed among the Company, the property owner, and the wireless telephone operator. Monthly payments are received by the Company from the wireless carriers, with the Company paying the property owner a percentage of revenues ranging from 70% to 85%. The net amount is retained by the Company as consideration for its intermediary services and recorded as revenues in the accompanying statements of operations.

Recently Issued Accounting Pronouncements

There were no new accounting pronouncements issued by the FASB during the nine months ended September 30, 2023 and through the date of filing of this report that the Company believes will have a material impact on its financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until the earlier of his resignation or removal. Information on our Board of Directors and executive officers is included below. Our executive officers are appointed annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

Directors and Executive Officers

Set forth below are the names, ages and positions of our current directors and executive officers. Unless otherwise indicated, the address of each person listed is c/o Digital Locations, Inc., 1117 State Street, Santa Barbara, California 93101.

Name	Age	Position
Rich Berliner	69	Chief Executive Officer, Director
William E. Beifuss, Jr.	79	President, Acting Chief Financial Officer, Secretary, Chairman of the Board of Directors
Byron Elton	70	Director

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The principal occupations and business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows:

Rich Berliner —Chief Executive Officer and Director. Mr. Berliner was appointed Chief Executive Officer and a member of the Company’s Board of Directors on December 1, 2021. Mr. Berliner has been Chairman and Chief Executive Officer of Fifth Gen Media, Inc., a marketing and publishing company, owned by Mr. Berliner, since 2016. Mr. Berliner’s previously served as Chief Executive Officer of a wireless construction company, Redwing Electric from 2012 through 2015, which was later sold to an investor group. Mr. Berliner did a one-year consulting project for the Swedish equipment manufacturer Ericsson in 2011. Mr. Berliner was the Founder, Chairman and CEO of Berliner Communications or BCI (BCI) which he founded in 1995, which subsequently merged with another firm in 2010. Mr. Berliner handled the firm’s quarterly earnings calls and the annual meetings in his role as Chairman. Mr. Berliner currently serves on the Board of Directors of AIADvertising, Inc. (OTC: AIAD). Mr. Berliner graduated from Rutgers with a BA in Business in 1975. He is a Fellow in the Radio Club of America and was elected in 2004. Mr. Berliner’s extensive history of management of companies in the communications, marketing and publishing businesses and his senior level experience with public reporting companies qualify him to serve on the Board of Directors.

William E. Beifuss, Jr. — Chairman of the Board of Directors, President, Acting Chief Financial Officer, and Secretary. Effective December 1, 2021, the Board of Directors elected Mr. Beifuss as Chairman of the Board of Directors. Mr. Beifuss served as Chief Executive Officer of the Company from September 30, 2019 to December 1 2021. Mr. Beifuss previously served as the interim Chief Executive Officer of the Company from May 1, 2017 to July 1, 2017 and as the Chief Executive Officer of the Company from May 10, 2013 to March 7, 2016. Mr. Beifuss has been the President, acting Chief Financial Officer, Secretary, and a director of the Company since May 10, 2013. Mr. Beifuss is a business executive and has served since February 2006 as the Chief Executive Officer of Cumorah Capital, Inc., a private investment company. Mr. Beifuss served as Chairman of the Board of Warp 9, Inc. from December 2008 to January 2013. From June 2010 to April 2012, Mr. Beifuss was the President of Warp 9, Inc. He served as the interim Chief Financial Officer of Warp 9, Inc. from June 2011 to April 2012. From April 1992 to January 2006, Mr. Beifuss was Chief Executive Officer of Coeur D’Alene French Baking Company. He served as a unit committee chairman of Boy Scouts of America. Mr. Beifuss’ extensive history of management of the Company and his varied senior level management experience with other companies qualify him to serve on the Board of Directors.

Byron Elton —Director. Mr. Elton has been a director of the Company since March 16, 2009 and the Chairman of the Board of Directors from March 16, 2009 to December 1, 2021. He served as the President, Chief Operating Officer, acting Chief Financial Officer, and Secretary of the Company from January 5, 2009 to May 10, 2013. Mr. Elton is an experienced media and marketing professional with experience in crafting new business development strategies and building top-flight marketing organizations. From January 2014 to the present, he has served on the Board of Directors of OriginClear, Inc. From January 2023 to the present, he has served as Chief Marketing Officer of CancerVAX, Inc., an immunotherapy development company based in Lehi, Utah. From January 2014 to the present, he has served as Executive Vice President of 451 Marketing, a fully integrated marketing and communications agency with offices in Boston, New York and Los Angeles. From June 2013 to the present, he has served as a principal at PointClear Search, an executive search firm. He previously served as Senior Vice President of Sales for Univision Online from 2007 to 2008. Mr. Elton also served for eight years as an executive at AOL Media Networks from 2000 to 2007, where his assignments included Regional Vice President of Sales for AOL and Senior Vice President of E-Commerce for AOL Canada. His broadcast media experience includes leading the ABC affiliate in Santa Barbara, California from 1995 to 2000 and the CBS affiliate in Monterrey, California, from 1998 to 1999, in addition to serving as President of the Alaskan Television Network from 1995 to 1999. Mr. Elton’s extensive senior level management experience, specifically in new business development and partnership strategies, qualify him to serve on the Board of Directors.

Family Relationships

There are no family relationships among our executive officers and directors.

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Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have determined that it is in the best interests of the Company and its shareholders to separate these roles.

Our Board of Directors focuses on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensure that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Limitation of Liability and Indemnification of Officers and Directors

Under the Nevada Revised Statutes and our Articles of Incorporation, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or our shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or our shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or our shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of Digital Locations and our stockholders (through stockholder’s derivative suits on behalf of Digital Locations) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of Digital Locations or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada Revised Statutes grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Our bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Digital Locations, arising out of such person’s services as a director or officer of Digital Locations, any subsidiary of Digital Locations or any other company or enterprise to which the person provides services at the request of Digital Locations. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Digital Locations pursuant to the foregoing provisions, Digital Locations has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Board Committees

Audit Committee. Our Board of Directors has appointed an audit committee. During our fiscal year ended December 31, 2022, our audit committee was comprised of Byron Elton, who also serves as our audit committee financial expert. Mr. Elton qualifies as independent as defined in Rule 4200 of the listing standards of The Nasdaq Capital Market. Our audit committee is authorized to:

●	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;

●	resolve any disagreements between management and the auditor regarding financial reporting;

●	pre-approve all auditing and non-audit services;

●	retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;

●	meet with our officers, external auditors, or outside counsel, as necessary; and

●	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

The audit committee held four meetings during fiscal year ended December 31, 2022.

Compensation Committee. We currently do not have a compensation committee, so all decisions with respect to management compensation are made by the whole Board. Our Board:

●	determines compensation of our directors, executive officers and key employees;

●	establishes appropriate incentive compensation and equity-based plans and to administer such plans;

●	evaluates the performance of our management; and

●	performs such other duties and responsibilities pertaining to compensation.

Nominating Committee. Our nominating committee is comprised of Byron Elton. Our nominating committee is authorized to:

●	assist the Board of Directors by identifying qualified candidates for director nominees, and to recommend to the Board of Directors the director nominees for the next annual meeting of shareholders;

●	lead the Board of Directors in its annual review of its performance;

●	recommend to the Board director nominees for each committee of the Board of Directors; and

●	develop and recommend to the Board of Directors corporate governance guidelines applicable to us.

Auditors

Our principal registered independent auditor is M&K CPAS, PLLC.

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Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers and employees. The text of the Code of Ethics can be accessed on Digital Location’s Internet website at www.digitallocations.com. A copy of the Code of Ethics has also been filed as an exhibit to our annual report for the year ending December 31, 2007, filed with the SEC on March 26, 2008, and incorporated herein by reference. Any waiver of the provisions of the Code of Ethics for executive officers and directors may be made only by the Audit Committee and, in the case of a waiver for members of the Audit Committee, by the Board of Directors. Any such waivers will be promptly disclosed to our shareholders.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

The board of directors has analyzed the independence of each director and has concluded that Byron Elton is considered an independent director in accordance with the director independence standards of the Financial Industry Regulatory Authority (“FINRA”) the NYSE Amex Equities and The Nasdaq Capital Market.

Involvement in Legal Proceedings

None of our officers or directors has filed a personal bankruptcy petition, had a bankruptcy petition filed against any business of which they were a general partner or officer at the time of bankruptcy or within two years prior to that time, or has been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past ten (10) years.

Compliance with Section 16(a) Of the Exchange Act

Section 16(a) of that act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (“Named Executive Officers”), and executive officers that we may hire in the future. As more fully described below, our Board of Directors makes all decisions for the total direct compensation of our executive officers, including the Named Executive Officers. We do not have a compensation committee, so all decisions with respect to management compensation are made by the whole Board.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the premise of attracting, retaining, and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders, and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance in the future, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, and each executive’s total compensation package. We strive to accomplish these objectives by compensating all executives with total compensation packages consisting of a combination of competitive base salary and incentive compensation.

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While we have only hired three executives since inception because our business has not grown sufficiently to justify additional hires, we expect to grow and hire in the future. To date, we have not applied a formal compensation program to determine the compensation of the Named Executives Officers.

The primary purpose of the compensation and benefits described below is to attract, retain, and motivate highly talented individuals when we do hire, who will engage in the behaviors necessary to enable us to succeed in our mission while upholding our values in a highly competitive marketplace. Different elements are designed to engender different behaviors, and the actual incentive amounts which may be awarded to each Named Executive Officer are subject to the annual review of the Board of Directors. The following is a brief description of the key elements of our planned executive compensation structure.

●	Base salary and benefits are designed to attract and retain employees over time.
●	Incentive compensation awards are designed to focus employees on the business objectives for a particular year.
●	Equity incentive awards, such as stock options and non-vested stock, focus executives’ efforts on the behaviors within the recipients’ control that they believe are designed to ensure our long-term success as reflected in increases to our stock prices over a period of several years, growth in our profitability and other elements.
●	Severance and change in control plans are designed to facilitate a company’s ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are commonly offered. We currently have not given separation benefits to any of our Name Executive Officers.

Benchmarking

We have not yet adopted benchmarking but may do so in the future. When making compensation decisions, our Board of Directors may compare each element of compensation paid to our Named Executive Officers against a report showing comparable compensation metrics from a group that includes both publicly-traded and privately-held companies. Our Board believes that while such peer group benchmarks are a point of reference for measurement, they are not necessarily a determining factor in setting executive compensation as each executive officer’s compensation relative to the benchmark varies based on scope of responsibility and time in the position. We have not yet formally established our peer group for this purpose.

The Elements of Digital Location’s Compensation Program

Base Salary

Executive officer base salaries are based on job responsibilities and individual contribution. The Board reviews the base salaries of our executive officers, including our Named Executive Officers, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. Additional factors reviewed by the Board of Directors in determining appropriate base salary levels and raises include subjective factors related to corporate and individual performance. For the year ended December 31, 2022, all executive officer base salary decisions were approved by the Board of Directors.

Our Board of Directors determines base salaries for the Named Executive Officers at the beginning of each fiscal year, and the Board proposes new base salary amounts, if appropriate, based on its evaluation of individual performance and expected future contributions. We do not have a 401(k) Plan, but if we adopt one in the future, base salary would be the only element of compensation that would be used in determining the amount of contributions permitted under the 401(k) Plan.

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Incentive Compensation Awards

The Named Executive Officers have not been paid bonuses and our Board of Directors has not yet established a formal compensation policy for the determination of bonuses. If our revenue grows and bonuses become affordable and justifiable, we expect to use the following parameters in justifying and quantifying bonuses for our Named Executive Officers and other officers of Digital Locations: (1) the growth in our revenue, (2) the growth in our earnings before interest, taxes, depreciation and amortization, as adjusted (“EBITDA”), and (3) our stock price. The Board has not adopted specific performance goals and target bonus amounts for any of our fiscal years, but may do so in the future.

Equity Incentive Awards

In November 2011, our Board adopted a stock option plan (the “2011 Plan”) under which 2,000,000 shares of common stock have been reserved for issuance. No stock option awards have yet been made to any of our Named Executives or other officers or employees of Digital Locations under the 2011 Plan. Our Board granted a total of 6,223 stock options, on a post Stock-Split basis, to officers and directors outside of our 2011 Plan. The 6,223 stock options expired unexercised in September 2020.

On October 19, 2020, our Board granted non-qualified stock options outside of the 2011 Plan to purchase 5,000,000 shares of our common stock to our current Chief Executive Officer. These non-qualified stock options vest 1/24th per month over 24 months and are exercisable on a cash or cashless basis at $0.0108 per share for a period of five years from the date of issuance.

On December 22, 2020, our Board granted non-qualified stock options outside of the 2011 Plan to purchase 25,000,000 shares of our common stock to our current President, 5,000,000 shares of our common stock to a member of our Board of Directors, and a total of 175,000,000 shares of our common stock to two consultants. These non-qualified stock options vest 1/36th per month over 36 months and are exercisable on a cash or cashless basis at $0.017 per share for a period of five years from the date of issuance.

On January 28, 2021, our Board granted non-qualified stock options outside of the 2011 Plan to purchase a total of 20,000,000 shares of our common stock to two employees. These non-qualified stock options vest 1/36th per month over 36 months and are exercisable on a cash or cashless basis at $0.05 per share for a period of five years from the date of issuance.

On December 1, 2021, our Board granted non-qualified stock options outside of the 2011 Plan to purchase a total of 504,000,000 shares of our common stock to our Chief Executive Officer. These options vest 84,000,000 shares in month 6 and 14,000,000 shares per month in each of the 30 months thereafter, and are exercisable on a cash or cashless basis at $0.0074 per share for a period of ten years from the date of issuance.

On February 8, 2022, our Board granted non-qualified stock options outside of the 2011 Plan to purchase a total of 45,000,000 shares of our common stock to a consultant. These non-qualified stock options vest 1/36th per month over 36 months and are exercisable on a cash or cashless basis at $0.0081 per share for a period of ten years from the date of issuance.

On February 8, 2022, our Board granted non-qualified stock options outside of the 2011 Plan to purchase a total of 75,000,000 shares of our common stock to our President and Chairman of our Board of Directors. These non-qualified stock options vest 1/36th per month over 36 months and are exercisable on a cash or cashless basis at $0.0081 per share for a period of ten years from the date of issuance.

These equity incentive awards, we believe, motivate our officers, consultants and employees to work to improve our business and stock price performance, thereby further linking the interests of our senior management and our stockholders. The Board considers several factors in determining whether awards are granted to an executive officer, including those previously described, as well as the executive’s position, his or her performance and responsibilities, and the number of options or other awards, if any, currently held by the officer and their vesting schedule. Our policy prohibits backdating options or granting them retroactively.

Benefits and Prerequisites

At this stage of our business, we have limited benefits and no prerequisites for our employees other than health insurance and vacation benefits that are generally comparable to those offered by other small private and public companies or as may be required by applicable state employment laws. We do not have a 401(k) Plan or any other retirement plan for our Named Executive Officers. We may adopt these plans and confer other fringe benefits for our executive officers in the future if our business grows sufficiently to enable us to afford them.

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Separation and Change in Control Arrangements

We have employment agreements with our Named Executive Officers as more fully described below. None of our Named Executive Officers are eligible for specific benefits or payments if their employment or engagement terminates in a separation or if there is a change of control.

Executive Officer Compensation

The following table sets forth the annual compensation paid or accrued by us for the years ended December 31, 2022 and 2021 for services rendered in all capacities by our Chief Executive Officer, our President, and our two most highly compensated consultants whose total compensation exceeded $100,000, which we refer to as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (6)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)

Rich Berliner,	2022	-	-	-	-	-	-	240,000	240,000
Chief Executive Officer (2)	2021	-	-	-	3,727,046	-	-	20,000	3,747,046

William E. Beifuss, Jr. - President, Acting	2022	-	-	-	340,914	-	-	120,000	460,914
Chief Financial Officer and Secretary (3)	2021	-	-	-	-	-	-	120,000	120,000

Andrew Van Noy	2022	-	-	-	-	-	-	-	-
–Consultant (4)	2021	-	-	-	-	-	-	343,000	343,000

Gerard Hug –	2022	-	-	-	204,548	-	-	20,000	224,548
Consultant (5)	2021	-	-	-	-	-	-	60,000	60,000

(1)	Other compensation consists of consulting fees paid pursuant to Independent Contractor Agreements. As of December 31, 2022, unpaid consulting fees payable were $10,000 to Mr. Beifuss.
(2)	Effective December 1, 2021, Mr. Berliner was appointed to serve as Chief Executive Officer of the Company. Previously, Mr. Berliner served as a consultant to the Company.
(3)	On December 1, 2021, William E. Beifuss resigned from his position as Chief Executive Officer of the Company, a position he held since September 30, 2019. Mr. Beifuss serves as the Company’s President, Acting Chief Financial Officer and Secretary, positions he has held since May 10, 2013.
(4)	Consulting fees to Andrew Van Noy, dba Real Transition Capital, were comprised of $110,000 paid in cash and $233,000 paid in shares of the Company’s common stock in the year ended December 31, 2021. Payments were made pursuant to an Independent Contractor/Advisory Agreement effective July 6, 2020, which was terminated in the year ended December 31, 2021.
(5)	Consulting fees to Gerard Hug were comprised of $20,000 and $60,000 paid in shares of the Company’s common stock in the years ended December 31, 2022 and 2021, respectively. Payments were made pursuant to an Independent Contractor/Advisory Agreement effective July 6, 2020, which was terminated in the year ended December 31, 2022.
(6)	Option rewards are comprised of the fair value of non-qualified stock options as of the grant date in accordance with FASB ASC Topic 718.

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Independent Contractor Agreements

We have an Independent Contractor Agreement dated December 1, 2021 with Rich Berliner, our Chief Executive Officer, for the payment of monthly compensation of $20,000 starting in December 2021. The agreement also included the grant of 504,000,000 shares of the Company’s common stock as described in an Option Agreement dated December 1, 2021. The agreement has an initial term of 6 months beginning in December 2021 and automatically renewed for a further 6-month period, which will roll over every 6 months thereafter unless terminated by either party in accordance with the terms of the agreement.

We have a consulting agreement dated May 31, 2013 with William E. Beifuss, Jr., our President and Acting Chief Financial Officer, for the payment of monthly compensation of $5,000 beginning in June 2013. The agreement was amended, effective November 1, 2016, to increase the monthly compensation to $10,000. The agreement may be cancelled by either party with 30 days’ notice.

Grants of Equity Awards – Fiscal Year 2022

The following table sets forth information with respect to grants of equity to our Named Executive Officers during the year ended December 31, 2022.

Grants of Equity Awards

Name	Grant Date	Number of Securities Underlying Options	Option Exercise Price	Option Expiration Date
William E. Beifuss, Jr., President and Acting Chief Financial Officer (1)	02/08/2022	75,000,000	$0.0081	02/08/2032

(1)	On February 8, 2022, Mr. Beifuss was granted non-qualified stock options to purchase 75,000,000 shares of our common stock at an exercise price of $0.0081 per share exercisable on a cash or cashless basis until February 8, 2032 in consideration for his services to us. These options vest ratably over 36 months for as long as Mr. Berliner is an employee or consultant of the Company.

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Outstanding Equity Awards

The following table sets forth information with respect to outstanding equity awards held by our Named Executive Officers as of December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price ($)	Expiration Date

Rich Berliner, Chief Executive Officer (1)	5,000,000	-	-	$0.0108	10/19/2025

Rich Berliner, Chief Executive Officer (2)	182,000,000	322,000,000	-	$0.0074	12/01/2031

William E. Beifuss, Jr., President, Acting Chief Financial Officer, Secretary (3)	17,361,111	7,638,889	-	$0.017	12/22/2025

William E. Beifuss, Jr., President, Acting Chief Financial Officer, Secretary (4)	22,916,663	52,083,337	-	$0.0081	02/08/2032

(1)	On October 19, 2020, Mr. Berliner was granted non-qualified stock options to purchase 5,000,000 shares of our common stock at an exercise price of $0.0108 per share exercisable on a cash or cashless basis until October 19, 2025 in consideration for his services to us. These options vest 1/24th per month, commencing on October 19, 2020, on a monthly basis for as long as Mr. Berliner is an employee or consultant of the Company.
(2)	On December 1, 2021, Mr. Berliner was granted non-qualified stock options to purchase 504,000,000 shares of our common stock at an exercise price of $0.0074 per share exercisable on a cash or cashless basis until December 1, 2031 in consideration for his services to us. These options vest 84,000,000 shares in month 6 and 14,000,000 shares per month in each of the 30 months thereafter for as long as Mr. Berliner is an employee or consultant of the Company.
(3)	On December 22, 2020, Mr. Beifuss was granted non-qualified stock options to purchase 25,000,000 shares of our common stock at an exercise price of $0.017 per share exercisable on a cash or cashless basis until December 31, 2025 in consideration for his services to us. These options vest 1/36th per month, commencing on December 22, 2020, on a monthly basis for as long as Mr. Beifuss is an employee or consultant of the Company.
(4)	On February 8, 2022, Mr. Beifuss was granted non-qualified stock options to purchase 75,000,000 shares of our common stock at an exercise price of $0.0081 per share exercisable on a cash or cashless basis until February 8, 2032 in consideration for his services to us. These options vest 1/36th per month, commencing on February 8, 2022, on a monthly basis for as long as Mr. Beifuss is an employee or consultant of the Company.

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Option Exercises and Stock Vested

None of our executive officers exercised any stock options or acquired stock through vesting of an equity award during the fiscal year ended December 31, 2022.

Director Compensation

Non-employee directors may receive compensation for their services, including the grant of stock options, and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.

During the fiscal year ended December 31, 2022, we paid no compensation to our non-employee director, Byron Elton.

Stock Option and Other Long-Term Incentive Plan

On November 2, 2011, our Board of Directors adopted the 2011 Equity Incentive Plan, or the 2011 Plan. Under the 2011 Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded. There are 2,000,000 shares of common stock reserved for issuance under the 2011 Plan. A summary of the terms and provisions of the 2011 Plan are described below.

The primary purpose of the 2011 Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us. Under the 2011 Plan, options may be granted to employees, officers, directors or consultants of ours. The term of each option granted under the 2011 Plan will be contained in a stock option agreement between the optionee and us and such terms shall be determined by a committee of the Board of Directors consistent with the provisions of the 2011 Plan, including the following:

●	The purchase price of the common stock subject to each incentive stock option will not be less than the fair market value (as set forth in the 2011 Plan), or in the case of the grant of an incentive stock option to a principal stockholder, not less than 110% of fair market value of such common stock at the time such option is granted.

●	The dates on which each option (or portion thereof) will be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the committee delegated by the Board of Directors, in its discretion, at the time such option is granted. Unless otherwise provided in the grant agreement, in the event of a change of control (as set forth in the Incentive Stock Plan), the committee delegated by the Board may accelerate the vesting and exercisability of outstanding options all unvested shares shall immediately become vested;

●	Any option granted to an employee of ours will become exercisable over a period of no longer than five years. No option will in any event be exercisable after ten years from, and no Incentive Stock Option granted to a ten percent stockholder will become exercisable after the expiration of five years from, the date of the option;

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●	No option will be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by such optionee. No option granted under the 2011 Plan will be subject to execution, attachment or other process;

●	In the event of any change in our outstanding common stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board of Directors or the committee delegated by the Board may adjust proportionally (a) the number of shares of common stock (i) reserved under the 2011 Plan, (ii) available for Incentive Stock Options and Non-statutory Options and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the exercise prices related to outstanding grants so that each optionee’s proportionate interest is maintained as immediately before such event; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors or the committee delegated by the Board of Directors will be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code, applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.

The Board of Directors may, insofar as permitted by law, from time to time, suspend or terminate the 2011 Plan or revise or amend it in any respect whatsoever, except that without the approval of our stockholders, no such revision or amendment will (i) increase the number of shares subject to the 2011 Plan, (ii) reduce the exercise price of outstanding options or effect repricing through cancellations and re-grants of new options, (iii) materially increase the benefits to participants, (iv) materially change the class of persons eligible to receive grants under the 2011 Plan; (v) decrease the exercise price of any grant to below 100% of the fair market value on the date of grant; or (vi) extend the term of any options beyond that provided in the 2011 Plan; provided, however, no such action will alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant thereunder. As of the date of this report, no stock options are currently outstanding under our 2011 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 7, 2023, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using beneficial ownership concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 733,766,705 shares of our common stock issued and outstanding as of December 7, 2023. Unless otherwise indicated, the address of each officer and director listed below is c/o Digital Locations, Inc., 1117 State Street, Santa Barbara, California 93101.

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Name of Beneficial Owner	Number of Shares Owned	Percent Owned (1)

Rich Berliner, Chief Executive Officer, Director (2)	341,000,000	31.73%

William E. Beifuss, Jr., President, Acting Chief Financial Officer, Secretary, Chairman of the Board of Directors (3)	80,611,160	10.02%

Byron Elton, Director (4)	5,000,028	*

Andrew Van Noy (5)	154,607,817	17.49%

Gerard Hug (6)	60,920,022	7.75%

All Executive Officers and Directors as a Group (3 persons)	426,611,188	37.08%

*	Indicates beneficial ownership of less than 1%.

(1)	Based upon 733,766,705 common shares issued and outstanding as of December 7, 2023, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder.

(2)	Includes 341,000,000 shares subject to non-qualified stock options that are currently exercisable or exercisable within 60 days of December 7, 2023.

(3)	Includes 70,833,326 shares subject to non-qualified stock options that are currently exercisable or exercisable within 60 days of December 7, 2023.

(4)	Includes 5,000,000 shares subject to non-qualified stock options that are currently exercisable or exercisable within 60 days of December 7, 2023.

(5)	Includes 150,000,000 shares subject to non-qualified stock options that are currently exercisable or exercisable within 60 days of December 7. Mr. Van Noy is a consultant to the Company.

(6)	Includes 52,500,000 shares subject to non-qualified stock options that are currently exercisable or exercisable within 60 days of December 7, 2023. Mr. Hug is a consultant to the Company.

Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance from inception (April 24, 2006) through December 31, 2022:

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	2,000,000

Equity compensation plans not approved by security holders (1)	854,177,778	$0.011	0

Total	854,177,778	$0.011	0

(1) Consists of options to purchase a total of 834,177,778 shares of common stock.

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ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Other than as set forth below and compensation arrangements, including employment, and indemnification arrangements, discussed, there have been no transactions since January 1, 2021, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Certain Relationships and Related Transactions

Effective December 1, 2021, the Company’s Board of Directors appointed Rich Berliner as the Chief Executive Officer of the Company and a member of the Board of Directors. On that date, the Company entered into an Independent Contractor Agreement, pursuant to which Mr. Berliner will serve as the Chief Executive Officer of the Company for an initial term of six months, subject to automatic renewal for six months unless terminated by the Company or Mr. Berliner. Mr. Berliner will receive base compensation of $20,000 per month, paid in equal installments twice each month. After one year of service, Mr. Berliner will be eligible to receive severance equal to three months of base compensation. The Company accrued compensation expense to Mr. Berliner of $240,000 and $20,000 for the years ended December 31, 2022 and 2021, respectively. Fees payable to Mr. Berliner of $20,000 were included in accounts payable – related party as of December 31, 2021.

Further, pursuant to the Independent Contractor Agreement, the Company granted to Mr. Berliner ten-year non-qualified stock options to acquire up to 504,000,000) shares of the Company’s common stock as compensation under the Independent Contractor Agreement. The options vest over a 36-month period with 84,000,000 options vesting at the end of month 6 and 14,000,000 options vesting in months 7 through the end of month 36. The options vest 100% upon a sale of the Company, as defined in the option agreement. If Mr. Berliner’s service is terminated for cause (as defined in the option agreement), the options (whether vested or unvested) shall immediately terminate and cease to be exercisable.

On December 1, 2021, William E. Beifuss, Jr. resigned from his position as Chief Executive Officer of the Company. Mr. Beifuss will continue to serve as the Company’s President, Acting Chief Financial Officer and Secretary. Pursuant to a written consulting agreement, dated May 31, 2013 and amended effective November 1, 2016, Mr. Beifuss is to receive fees of $10,000 per month. The Company accrued compensation expense to Mr. Beifuss of $120,000 for each of the years ended December 31, 2022 and 2021. Fees payable to Mr. Beifuss of $10,000 and $20,000 are included in accounts payable – related party as of December 31, 2022 and 2021, respectively.

On December 22, 2020, the Company issued non-qualified stock options to purchase up to a total of 205,000,000 shares of our common stock to four officers, directors, and consultants of the Company. The options vest 1/36th per month and are exercisable on a cash or cashless basis for a period of five years from the date of grant at an exercise price of $0.017 per share. Of these non-qualified stock options, Mr. Beifuss received 25,000,000 and Byron Elton, Chairman of the Board of Directors, received 5,000,000.

On February 8, 2022, the Company issued to Mr. Beifuss non-qualified stock options to purchase up to a total of 75,000,000 shares of our common stock. The options vest 1/36th per month and are exercisable on a cash or cashless basis for a period of ten years from the date of grant at an exercise price of $0.0081 per share.

Director Independence

We currently have one independent director, Byron Elton, as that term is defined by the listing standards of The Nasdaq Capital Market.

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Item 11A. MATERIAL CHANGES

There have been no material changes in the registrant’s affairs since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 10-Q of Form 8-K filed under the Exchange Act.

Item 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.

N/A

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.

Item	Amount

SEC Registration Fee	$1,102
Legal Fees and Expenses*	$30,000
Placement Agent Fee*	$200,000
Accounting Fees and Expenses*	$6,000
Miscellaneous*	$1,000
Total*	$238,102

Item 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes and under our Articles of Incorporation, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or our shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or our shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or our shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of Digital Locations and our stockholders (through stockholder’s derivative suits on behalf of Digital Locations) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of Digital Locations or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada Revised Statutes grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Our bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Digital Locations, arising out of such person’s services as a director or officer of Digital Locations, any subsidiary of Digital Locations or any other company or enterprise to which the person provides services at the request of Digital Locations. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Digital Locations pursuant to the foregoing provisions, Digital Locations has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. RECENT SALES OF UNREGISTERED SECURITIES

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the following transactions under Section 4(a)(2) of the Securities Act and/or Regulation D or under Rule 701 promulgated under the Securities Act

On January 5, 2021, the Company issued 6,407,023 shares of common stock to Bountiful Capital, LLC with a value of $34,695 in exchange for a convertible note, principal of $6,490, accrued interest of $3,121 and its associated derivative liability of $25,084.

On January 11, 2021, the Company issued 3,975,000 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $61,016 in exchange for a convertible note, principal of $33,000, accrued interest of $1,980 and its associated derivative liability of $26,036.

On January 27 2021, the Company issued 7,156,701 shares of common stock to Bountiful Capital, LLC with a value of $40,401 in exchange for a convertible note, principal of $7,220, accrued interest of $3,515 and its associated derivative liability of $29,666.

On February 9, 2021, the Company issued 7,511,195 shares of common stock to Bountiful Capital, LLC with a value of $42,322 in exchange for a convertible note, principal of $7,591, accrued interest of $3,676 and its associated derivative liability of $31,055.

On February 18, 2021, the Company issued 7,885,852 shares of common stock to Bountiful Capital, LLC with a value of $23,855 in exchange for a convertible note, principal of $7,960, accrued interest of $3,869 and its associated derivative liability of $12,026.

On February 24, 2021, the Company issued 1,340,230 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $60,813 in exchange for a convertible note, principal of $33,000, accrued interest of $1,980 and its associated derivative liability of $25,833.

On April 1, 2021, the Company issued 1,604,587 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $61,535 in exchange for a convertible note, principal of $33,000, accrued interest of $1,980 and its associated derivative liability of $26,555.

On April 2, 2021, the Company issued 34,900 shares of Series E Preferred Stock to Bountiful Capital, LLC with a value of $23,393,601 in exchange for a convertible note, principal of $2,617,690, accrued interest of $872,306, its associated derivative liability of $3,413,097, and recorded a loss on extinguishment of debt of $16,490,508.

On May 10, 2021, the Company issued 1,725,581 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $64,936 in exchange for a convertible note, principal of $35,000, accrued interest of $2,100 and its associated derivative liability of $27,836.

On May 18, 2021, the Company issued 4,078,494 shares of common stock to Andrew Van Noy for services valued at $123,000.

On June 7, 2021, the Company issued 8,466,667 shares of common stock to Bountiful Capital, LLC with a value of $12,700 in exchange for the conversion of 127 shares of Series B Preferred Stock.

On June 14, 2021, the Company issued 790,513 shares of common stock to Andrew Van Noy for services valued at $20,000.

On July 6, 2021, the Company issued 476,190 shares of common stock to Gerard Hug for services valued at $10,000.

On July 12, 2021, the Company issued 3,737,895 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $61,189 in exchange for a convertible note, principal of $33,500, accrued interest of $2,010 and its associated derivative liability of $25,679.

On July 14, 2021, the Company issued 952,380 shares of common stock to Andrew Van Noy for services valued at $20,000.

On July 23, 2021, the Company issued 9,400,000 shares of common stock to Bountiful Capital, LLC with a value of $14,100 in exchange for the conversion of 141 shares of Series B Preferred Stock.

On August 16, 2021, the Company issued 1,123,595 shares of common stock to Andrew Van Noy for services valued at $20,000.

On August 26, 2021, the Company issued 714,285 shares of common stock to Gerard Hug for services valued at $10,000.

On September 22, 2021, the Company issued 7,307,576 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $82,977 in exchange for a convertible note, principal of $45,500, accrued interest of $2,730 and its associated derivative liability of $34,747.

On September 24, 2021, the Company issued 10,000,000 shares of common stock to Bountiful Capital, LLC with a value of $15,000 in exchange for the conversion of 150 shares of Series B Preferred Stock.

On September 29, 2021, the Company issued 769,230 shares of common stock to Gerard Hug for services valued at $10,000.

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On October 7, 2021, the Company issued 7,950,000 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $79,619 in exchange for a convertible note, principal of $43,500, accrued interest of $2,610 and its associated derivative liability of $33,509.

On October 22, 2021, the Company issued 11,000,000 shares of common stock to Gregory Sichenzia for services valued at $123,200.

On October 29, 2021, the Company issued 11,666,667 shares of common stock to Bountiful Capital, LLC with a value of $17,500 in exchange for the conversion of 175 shares of Series B Preferred Stock.

On November 4, 2021, the Company issued 714,285 shares of common stock to Gerard Hug for services valued at $10,000.

On November 11, 2021, the Company issued 8,431,818 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $79,970 in exchange for a convertible note, principal of $43,750, accrued interest of $2,625 and its associated derivative liability of $33,595.

On November 17, 2021, the Company issued 2,480,158 shares of common stock to Andrew Van Noy for services valued at $30,000.

On December 3, 2021, the Company issued 2,222,222 shares of common stock to Gerard Hug for services valued at $20,000.

On December 9, 2021, the Company issued 5,405,405 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $20,000 in exchange for principal due on a convertible note.

On December 10, 2021, the Company issued 5,624,324 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $50,361 in exchange for a convertible note, principal of $18,500, accrued interest of $2,310 and its associated derivative liability of $29,551.

On December 13, 2021, the Company issued 2,127,659 shares of common stock to Andrew Van Noy for services valued at $20,000.

On January 14, 2022, the Company issued 10,344,828 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $30,000 in exchange for principal due on a convertible note.

On January 21, 2022, the Company issued 5,646,552 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $49,644 in exchange for a convertible note, principal of $13,750, accrued interest of $2,625 and its associated derivative liability of $33,269.

On February 8, 2022, the Company issued 4,000,000 shares of common stock to Gerard Hug for services valued at $20,000.

On February 17, 2022, the Company issued 550 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $55,000.

On March 1, 2022, the Company issued 10,000,000 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $29,000 in exchange for principal due on a convertible note.

On March 3, 2022, the Company issued 14,733,333 shares of common stock to Bountiful Capital, LLC with a value of $22,100 in exchange for the conversion of 221 shares of Series B Preferred Stock.

On March 8, 2022, the Company issued 6,950,000 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $50,447 in exchange for a convertible note, principal of $14,750, accrued interest of $2,625 and its associated derivative liability of $33,072.

On March 30, 2022, the Company issued 650 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $65,000.

On April 12, 2022, the Company issued 16,333,333 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $24,500 in exchange for principal due on a convertible note.

On April 21, 2022, the Company issued 10,416,667 shares of common stock to Geneva Roth Remark Holdings, Inc with a value of $55,385 in exchange for a convertible note, principal of $19,250, accrued interest of $2,625 and its associated derivative liability of $33,510.

On May 4, 2022, the Company issued 400 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $40,000.

On May 12, 2022, the Company issued 8,832,529 shares of common stock to 1800 Diagonal Lending LLC with a value of $15,000 in exchange for principal due on a convertible note.

On May 19, 2022, the Company issued 11,538,462 shares of common stock to 1800 Diagonal Lending LLC with a value of $15,000 in exchange for principal due on a convertible note.

On May 26, 2022, the Company issued 16,375,000 shares of common stock to 1800 Diagonal Lending LLC with a value of $49,899 in exchange for a convertible note, principal of $13,750, accrued interest of $2,625 and its associated derivative liability of $33,524.

On June 3, 2022, the Company issued 550 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $55,000.

On June 17, 2022, the Company issued 19,494,950 shares of common stock to 1800 Diagonal Lending LLC with a value of $19,300 in exchange for principal due on a convertible note.

On June 22, 2022, the Company issued 20,505,051 shares of common stock to 1800 Diagonal Lending LLC with a value of $20,300 in exchange for principal due on a convertible note.

On June 27, 2022, the Company issued 7,698,864 shares of common stock to 1800 Diagonal Lending LLC with a value of $40,241 in exchange for a convertible note, principal of $4,150, accrued interest of $2,625 and its associated derivative liability of $33,466.

On July 7, 2022, the Company issued 21,818,182 shares of common stock to 1800 Diagonal Lending LLC with a value of $19,200 in exchange for principal due on a convertible note.

On July 11, 2022, the Company issued 650 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $65,000.

On July 12, 2022, the Company issued 21,818,182 shares of common stock to 1800 Diagonal Lending LLC with a value of $51,387 in exchange for a convertible note, principal of $19,550, accrued interest of $2,050 and its associated derivative liability of $29,787.

On August 5, 2022, the Company issued 500 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $50,000.

45

On September 6, 2022, the Company issued 18,000,000 shares of common stock to 1800 Diagonal Lending LLC with a value of $18,000 in exchange for principal due on a convertible note.

On September 7, 2022, the Company issued 24,000,000 shares of common stock to 1800 Diagonal Lending LLC with a value of $24,000 in exchange for principal due on a convertible note.

On September 9, 2022, the Company issued 4,654,255 shares of common stock to 1800 Diagonal Lending LLC with a value of $37,933 in exchange for a convertible note, principal of $1,750, accrued interest of $2,625 and its associated derivative liability of $33,558.

On September 14, 2022, the Company issued 200 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $20,000.

On October 6, 2022, the Company issued 550 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $55,000.

On November 7, 2022, the Company issued 500 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $50,000.

On November 10, 2022, the Company issued 26,229,508 shares of common stock to 1800 Diagonal Lending LLC with a value of $16,000 in exchange for principal due on a convertible note.

On November 15, 2022, the Company issued 27,459,106 shares of common stock to 1800 Diagonal Lending LLC with a value of $16,750 in exchange for principal due on a convertible note.

On November 18, 2022, the Company issued 24,772,727 shares of common stock to 1800 Diagonal Lending LLC with a value of $47,219 in exchange for a convertible note, principal of $11,000, accrued interest of $2,625 and its associated derivative liability of $33,594.

On December 9, 2022, the Company issued 650 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $65,000.

On January 5, 2023, the Company issued 550 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $55,000.

On February 6, 2023, the Company issued 620 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $62,000.

On March 1, 2023, the Company issued 30,000,000 shares of common stock to 1800 Diagonal Lending LLC with a value of $11,700 in exchange for principal due on a convertible note.

On March 6, 2023, the Company issued 31,538,462 shares of common stock to 1800 Diagonal Lending LLC with a value of $12,300 in exchange for principal due on a convertible note.

On March 8, 2023, the Company issued 550 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $55,000.

On March 16, 2023, the Company issued 33,214,286 shares of common stock to 1800 Diagonal Lending LLC with a value of $9,300 in exchange for principal due on a convertible note.

On March 22, 2023, the Company issued 34,863,636 shares of common stock to 1800 Diagonal Lending LLC with a value of $38,428 in exchange for a convertible note, principal of $5,450, accrued interest of $2,220 and its associated derivative liability of $30,758.

On April 7, 2023, the Company issued 600 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $60,000.

On April 13, 2023, the Company issued 200 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $20,000.

On May 8, 2023, the Company issued 600 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $60,000.

On June 7, 2023, the Company issued 500 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $50,000.

On July 11, 2023, the Company issued 780 shares of Series E Preferred Stock to Bountiful Capital, LLC in exchange for cash of $78,000.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D or Regulation S promulgated thereunder) or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. At the time of issuance, all of the foregoing securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing such securities bore legends to that effect. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

46

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID 2738)

To the Board of Directors and Stockholders of Digital Locations, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Digital Locations, Inc. (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the two-year period then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

F-1

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinion on the critical audit matters or on the accounts or disclosures to which they relate.

Company uses management estimates on various inputs to the calculation. Auditing a specialist’s calculation of the value of derivatives can be a significant judgment given the fact that the Company uses the specialists estimates on various inputs to the calculation. As discussed in Note 9 to the financial statements, the company has a derivative liability due to a tainted equity environment.

To evaluate the appropriateness of the fair value determined by management, we examined and evaluated the inputs management used in calculating the fair value of the derivative liability. To evaluate the appropriateness of the estimates used by the derivative specialist, we examined and evaluated the inputs the specialist used in calculating the value of the derivatives.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2018

Houston, TX

March 16, 2023

F-2

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$31,113	$68,366
Total current assets	31,113	68,366

Other assets:
Deposits	500	-
Intangible assets, net	6,000	8,000

Total assets	$37,613	$76,366

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$113,187	$127,067
Accounts payable – related party	10,000	30,000
Accrued expenses and other current liabilities	3,729	4,275
Accrued interest, notes payable	53,212	57,958
Derivative liabilities	1,233,679	5,925,214
Convertible notes payable, in default	29,500	69,895
Convertible notes payable – related parties ($25,980 in default)	58,600	58,600
Convertible notes payable, net of discount of $22,834 and $155,991, at December 31, 2022 and 2021, respectively	15,916	62,759
Total current liabilities	1,517,823	6,335,768

Long-term liabilities – convertible notes payable, net of discount of $600,767 and $800,657, at December 31, 2022 and 2021, respectively	399,233	199,343

Total liabilities	1,917,056	6,535,111

Mezzanine:
Preferred stock, $0.001 par value; stated value $100; 20,000,000 shares authorized:
Series B, 14,241 and 14,462 shares issued and outstanding at December 31, 2022 and 2021, respectively	1,424,100	1,446,200
Series E, 40,600 and 35,400 shares issued and outstanding at December 31, 2022 and 2021, respectively	4,060,000	3,540,000

Stockholders’ deficit:
Common stock, $0.001 par value; 2,000,000,000 shares authorized, 604,150,321 and 276,383,093 shares issued and outstanding at December 31, 2022 and 2021, respectively	604,150	276,383
Additional paid-in capital	42,196,857	39,412,236
Accumulated deficit	(50,164,550)	(51,133,564)

Total stockholders’ deficit	(7,363,543)	(11,444,945)

Total liabilities, mezzanine and stockholders’ deficit	$37,613	$76,366

See notes to consolidated financial statements

F-3

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Consolidated Statements of Operations

	Years Ended December 31,
	2022	2021

Revenues	$23,068	$24,029

Operating expenses:
General and administrative	3,656,684	2,625,881
Depreciation and amortization	2,000	2,000
Impairment of assets	-	2,096,089

Total operating expenses	3,658,684	4,723,970

Loss from operations	(3,635,616)	(4,699,941)

Other income (expense):
Interest expense	(509,633)	(919,095)
Gain on change in derivative liabilities	5,108,229	8,979,516
Gain (loss) on extinguishment of debt	6,034	(16,490,508)

Total other income (expense)	4,604,630	(8,420,586)

Income (loss) before income taxes	969,014	(13,120,527)
Provision for income taxes	-	-

Net income (loss)	$969,014	$(13,120,527)

Weighted average number of common shares:
Basic	433,143,911	195,725,543
Diluted	4,337,208,296	195,725,543

Net income (loss) per common share:
Basic	$0.00	$(0.07)
Diluted	$0.00	$(0.07)

See notes to consolidated financial statements

F-4

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Consolidated Statement of Stockholders’ Deficit

Year Ended December 31, 2022

	Series B Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2021	14,462	$1,446,200	35,400	$3,540,000	276,383,093	$276,383	$39,412,236	$(51,133,564)	$(11,444,945)

Issuance of common stock for conversion of notes payable and accrued interest payable	-	-	-	-	312,879,106	312,878	52,546	-	365,424
Issuance of common stock for services	-	-	-	-	4,000,000	4,000	16,000	-	20,000
Common shares cancelled	-	-	-	-	(3,845,211)	(3,845)	3,845	-	-
Issuance of common stock for conversion of Series B preferred stock	(221)	(22,100)	-	-	14,733,333	14,734	7,366	-	22,100
Issuance of Series E preferred stock for cash	-	-	5,200	520,000	-	-	-	-	-
Issuance of consultant stock options	-	-	-	-	-	-	(545,462)	-	(545,462)
Vesting of consultant stock options	-	-	-	-	-	-	2,986,546	-	2,986,546
Settlement of derivative liabilities	-	-	-	-	-	-	263,780	-	263,780
Net income	-	-	-	-	-	-	-	969,014	969,014

Balance, December 31, 2022	14,241	$1,424,100	40,600	$4,060,000	604,150,321	$604,150	$42,196,857	$(50,164,550)	$(7,363,543)

See notes to consolidated financial statements

F-5

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Consolidated Statement of Stockholders’ Deficit

Year Ended December 31, 2021

	Series B Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2020	15,055	$1,505,500	-	$-	133,337,561	$133,338	$21,437,708	$(38,013,037)	$(16,441,991)

Issuance of common stock for conversion of notes payable and accrued interest payable	-	-	-	-	76,063,187	76,063	326,453	-	402,516
Issuance of common stock for services	-	-	-	-	27,449,011	27,449	388,751	-	416,200
Issuance of common stock for conversion of Series B preferred stock	(593)	(59,300)	-	-	39,533,334	39,533	19,767	-	59,300
Issuance of Series E preferred stock for conversion of notes payable and accrued interest payable	-	-	34,900	3,490,000	-	-	16,490,504	-	16,490,504
Issuance of Series E preferred stock for cash	-	-	500	50,000	-	-	-	-	-
Issuance of consultant stock options	-	-	-	-	-	-	(4,725,180)	-	(4,725,180)
Vesting of consultant stock options	-	-	-	-	-	-	1,699,964	-	1,699,964
Settlement of derivative liabilities	-	-	-	-	-	-	3,774,269	-	3,774,269
Net loss	-	-	-	-	-	-	-	(13,120,527)	(13,120,527)

Balance, December 31, 2021	14,462	$1,446,200	35,400	$3,540,000	276,383,093	$276,383	$39,412,236	$(51,133,564)	$(11,444,945)

See notes to consolidated financial statements

F-6

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$969,014	$(13,120,527)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,000	2,000
Amortization of debt discount	483,059	774,910
Common stock issued for services	20,000	416,200
Stock option compensation	2,986,546	1,699,964
(Gain) on change in derivative liabilities	(5,108,229)	(8,979,516)
(Gain) loss on extinguishment of debt	(6,034)	16,490,508
Impairment of assets	-	2,096,089
Gain on forgiveness of PPP loan	-	(9,501)
Changes in operating assets and liabilities:
Accounts payable	(13,880)	(41,879)
Accounts payable – related party	(20,000)	(50,000)
Accrued expenses and other current liabilities	(546)	328
Accrued interest – notes payable	21,712	144,185
Net cash used in operating activities	(666,358)	(577,239)

Cash flows from investing activities:
Payment of deposit	(500)	-
Cash paid in business acquisition	-	(10,000)
Net cash used in investing activities	(500)	(10,000)

Cash flows from financing activities:
Proceeds from convertible notes payable	150,000	587,000
Proceeds from the issuance of Series E preferred stock	520,000	50,000
Repayment of convertible notes payable	(40,395)	-
Net cash provided by financing activities	629,605	637,000

Net increase (decrease) in cash	(37,253)	49,761
Cash, beginning of the year	68,366	18,605

Cash, end of the year	$31,113	$68,366

Supplemental disclosure:
Cash paid for income taxes	$-	$-
Cash paid for interest	4,862	-

Non-cash financing and investing activities:
Debt discount for derivative liabilities	$680,474	$575,639
Common shares issued in conversion of debt	365,424	402,516
Common shares issued in conversion of Series B preferred stock	22,100	59,300
Derivative liability for consultant stock options	545,462	4,725,180
Settlement of derivative liabilities	263,780	3,774,269
Common shares cancelled	3,845	-
Series E preferred shares issued in conversion of debt	-	3,490,000
Convertible notes payable reclassified as in default	-	40,395

See notes to consolidated financial statements

F-7

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2022 and 2021

1. ORGANIZATION AND BASIS OF PRESENTATION

Organization

Digital Locations, Inc. (the “Company”) was incorporated in the State of Nevada on August 25, 2006 as Zingerang, Inc. On April 2, 2007, the Company changed its name to Carbon Sciences, Inc. and on September 14, 2017, the Company changed its name to Digital Locations, Inc.

As further discussed in Note 3, on January 7, 2021, the Company, SmallCellSite.com LLC, a Virginia limited liability company (“SCS LLC”) and SmallCellSite, Inc., a newly formed Nevada corporation and wholly owned subsidiary of the Company (“SCS”) entered into an asset purchase agreement (“APA”) to acquire SCS LLC’s wireless communications marketing and database services business. SCS LLC is a source of more than 80,000 cell sites offered by property owners for use by wireless network operators.

Going Concern

The accompanying financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. As of December 31, 2022, our current liabilities exceeded our current and total assets by $1,497,443 and we had an accumulated deficit of $50,164,550. The Company currently does not have the cash resources to meet its operating commitments for the next twelve months and expects to have ongoing requirements for capital investment or debt to implement its business plan. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern for a reasonable period of time.

The ability of the Company to continue as a going concern is dependent upon, among other things, raising additional capital. The Company has obtained operating funds primarily from the issuance of convertible debt. Management believes this funding will continue and will provide the additional cash needed to meet the Company’s obligations as they become due. There can be no assurance, however, that the Company will be successful in accomplishing its objectives. Without such additional capital we may be required to cease operations. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment and intangible assets, impairment of assets, the deferred tax valuation allowance, the fair value of stock options and derivative liabilities. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the condensed consolidated financial statements for the prior year periods have been reclassified to conform to the presentation for the current year periods.

F-8

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and, effective January 7, 2021, the accounts of SCS, its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents. The Company places its cash and cash equivalents with large commercial banks. The Federal Deposit Insurance Corporation (“FDIC”) insures these balances, up to $250,000. All of the Company’s cash balances at December 31, 2022 and 2021 were insured. As of December 31, 2022 and 2021, there were no cash equivalents.

Intangible Assets

The identifiable intangible assets acquired in the APA are amortized using the straight-line method over an estimated life of 5 years.

Goodwill

The excess of the total purchase price paid over the value assigned to the identifiable intangible assets acquired in the APA has been recorded as goodwill. The goodwill is not amortized but evaluated periodically for impairment. Management of the Company determined that, as of December 31, 2021, it was more likely than not that the recorded amount of goodwill of $2,096,089 would not be recovered; therefore, an impairment of assets expense for this amount was recorded in the statement of operations for the year ended December 31, 2021.

Derivative Liabilities

We have identified the conversion features of our convertible notes payable and certain stock options as derivatives. Where the number of common shares to be issued under these agreements is indeterminate, the Company has concluded that the equity environment is tainted, and all additional options, convertible debt and equity are included in the value of the derivatives. We estimate the fair value of the derivatives using the Black-Scholes pricing model and a multinomial lattice model based on projections of various potential future outcomes. We estimate the fair value of the derivative liabilities at the inception of the financial instruments, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, additional paid-in capital and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Fair Value of Financial Instruments

Disclosures about fair value of financial instruments require disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2022 and 2022, we believe the amounts reported for cash, accounts payable, accounts payable – related party, accrued expenses and other current liabilities, accrued interest and certain notes payable approximate fair value because of their short maturities.

F-9

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure certain financial instruments at fair value on a recurring basis. Liabilities measured at fair value on a recurring basis are as follows as of December 31, 2022 and 2021:

	Total	Level 1	Level 2	Level 3
December 31, 2022:
Derivative liabilities	$1,233,679	$-	$-	$1,233,679

Total liabilities measured at fair value	$1,233,679	$-	$-	$1,233,679

December 31, 2021:
Derivative liabilities	$5,925,214	$-	$-	$5,925,214

Total liabilities measured at fair value	$5,925,214	$-	$-	$5,925,214

During the years ended December 31, 2022 and 2021, the Company had the following activity in its derivative liabilities account:

	Convertible Notes Payable	Series B Preferred Stock	Stock Options	Total

Derivative liabilities as of December 31, 2020	$3,368,619	$4,137,413	$3,776,059	$11,282,091
Addition to liability for new issuances	2,671,728	-	4,725,180	7,396,908
Elimination of liability on conversion to common shares	(3,774,269)	-	-	(3,774,269)
Change in fair value	(753,742)	(4,137,413)	(4,088,361)	(8,979,516)

Derivative liabilities as of December 31, 2021	1,512,336	-	4,412,878	5,925,214
Addition to liabilities for new issuances	135,012	-	545,462	680,474
Elimination of liabilities in debt conversions	(263,780)	-	-	(263,780)
Change in fair value	(643,411)	-	(4,464,818)	(5,108,229)

Derivative liabilities as of December 31, 2022	$740,157	$-	$493,522	$1,233,679

Revenue Recognition

We have adopted Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) pursuant to which revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

F-10

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;
●	identification of the performance obligations in the contract;
●	determination of the transaction price;
●	allocation of the transaction price to the performance obligations in the contract; and
●	recognition of revenue when, or as, we satisfy a performance obligation.

Through its wholly owned subsidiary and effective January 7, 2021 (see Note 3), the Company acts as an intermediary or agent to facilitate a platform through which property owners market real estate, physical assets and billboards to wireless telephone carriers for placement of wireless communications network equipment. Contracts have been signed among the Company, the property owner, and the wireless telephone operator. Monthly payments are received by the Company from the wireless carriers, with the Company paying the property owner a percentage of revenues ranging from 70% to 85%. The net amount is retained by the Company as consideration for its intermediary services and recorded as revenues in the accompanying statements of operations.

Lease Accounting

Pursuant to the underlying contracts, the Company does not own the property and equipment which is leased by cell phone carriers but acts as an intermediary or agent between the property owner and the cell phone carriers. Therefore, in accordance with ASC 840 and 841, “Leases,” the Company records revenues net of amounts received from cell phone carriers and payments made to property owners.

Concentrations of Credit Risk, Major Customers, and Major Vendors

During the years ended December 31, 2022 and 2021, the Company received payments from two cell phone carriers, with one carrier representing substantially all payments.

During the years ended December 31, 2022 and 2021, the Company had one landlord receiving all Company payments for lease of billboard site locations.

Income (Loss) per Share

Basic net income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding. Diluted net income or loss per common share is computed by dividing net income or loss by the sum of the weighted average number of common shares outstanding and the dilutive potential common share equivalents then outstanding. Potential dilutive common share equivalents consist of shares issuable upon the exercise of outstanding stock options to acquire common stock, using the treasury stock method and the average market price per share during the period, and shares issuable upon exercise of convertible notes payable.

Basic weighted average number of common shares outstanding is reconciled to diluted weighted average number of common shares outstanding as follows:

	Years Ended December 31,
	2022	2021

Basic weighted average number of shares	433,143,911	195,725,543
Dilutive effect of:
Series B preferred stock	949,400,000	-
Series E preferred stock	2,706,666,667	-
Convertible notes payable	247,997,718	-

Diluted weighted average number of shares	4,337,208,296	195,725,543

For the year ended December 31, 2021, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share; therefore, basic net loss per share is the same as diluted net loss per share.

F-11

Income Taxes

We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Research and Development Costs

Research and development costs are expensed as incurred. We incurred no research and development costs for the years ended December 31, 2022 and 2021.

Advertising Costs

We expense the cost of advertising and promotional materials when incurred. We incurred no material advertising costs for the years ended December 31, 2022 and 2021.

Stock-Based Compensation

Stock-based compensation is measured at the grant date based on the value of the award granted using either the Black-Scholes option pricing model or a multinomial lattice model based on projections of various potential future outcomes and recognized over the period in which the award vests or straight-line. For stock awards no longer expected to vest, any previously recognized stock compensation expense is reversed in the period of termination. The stock-based compensation expense is included in general and administrative expenses.

Recently Issued Accounting Pronouncements

There were no new accounting pronouncements issued by the FASB during the year ended December 31, 2022 and through the date of filing of this report that the Company believes will have a material impact on its financial statements.

During the year ended December 31, 2022, the Company adopted ASC 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entities Own Equity (Subtopic 815-40).” ASC 2020-6 reduces the number of acceptable methods of accounting models for convertible debt instruments and convertible preferred stocks. The implementation of ASC 2020-6 had no material impact on the Company’s consolidated financial statements.

NOTE 3 – BUSINESS ACQUISITION

On January 7, 2021, the Company, SCS LLC, and SCS entered into the APA to acquire substantially all of the assets of SCS LLC’s wireless communications marketing and database services business in consideration for a total purchase price of $10,000 in cash and a 5-year convertible promissory note in the amount of $1,000,000 made in favor of SCS or its assignees (the “Note”). SCS LLC is a source of more than 80,000 cell sites offered by property owners for use by wireless network operators. The business acquisition has been recorded as a purchase.

Pursuant to the APA, SCS LLC instructed the Company to assign $500,000 of principal amount of the Note to each of SCS LLC’s two members (the “Assigned Notes”).

At any time after December 31, 2021, each month, each holder of the Assigned Notes may convert the principal amount of the Assigned Note into a number of shares of the Company’s common stock not exceeding 5% of the total trade volume of the Company’s common stock publicly reported for the previous calendar month at a conversion price of $0.013 per share. Each Assigned Note also imposes an overall limitation on the number of conversions to common stock that the holder may affect such that it prohibits the holder from beneficially owning more than 4.99% of the total issued and outstanding common stock of the Company at any time that the Assigned Note is outstanding.

F-12

The business acquisition closed on January 7, 2021.

Based on the report of an independent valuation firm, the notes payable were discounted to $0 and a derivative liability of $2,096,089 was calculated for the conversion feature of the notes. The total value of the consideration paid of $2,106,089, including cash paid of $10,000, has been allocated to the following assets based on the report:

Identifiable intangible assets:
IP technology	$4,000
Customer base	6,000
Total identifiable intangible assets	10,000

Goodwill	2,096,089

Total	$2,106,089

During the years ended December 31, 2022 and 2021, consolidated revenues were comprised of revenues from SCS.

4. CONVERTIBLE NOTES PAYABLE

Outstanding as of December 31, 2022

Convertible Promissory Note – $29,500 in Default

On March 14, 2013, we entered into an agreement to issue a 5% convertible promissory note in the principal amount of $29,500, which is convertible into shares of our common stock at a conversion price equal to the lesser of $1.50 per share or the closing price per share of common stock recorded on the trading day immediately preceding the date of conversion. The note, with a principal balance of $29,500 as of December 31, 2022 and 2021, matured on March 14, 2015, and is currently in default.

Convertible Promissory Notes – Related Parties of $58,600

On December 31, 2012, we issued 5% convertible promissory notes to two employees in exchange for services rendered in the aggregate amount of $58,600. The notes are convertible into shares of our common stock at a conversion price equal to the lesser of $2.00 per share or the closing price per share of common stock recorded on the trading day immediately preceding the date of conversion. We recorded a total debt discount of $57,050 related to the conversion feature of the notes, which has been fully amortized to interest expense, along with a derivative liability at inception. One of the notes with a principal balance of $25,980 as of December 31, 2022 and 2021 matured on December 31, 2014 and is currently in default. The maturity date of a second note with a principal balance of $32,620 as of December 31, 2022 and 2021 has been extended to December 31, 2023.

August 24, 2022 Convertible Promissory Note - $38,750

Effective August 24, 2022, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $38,750 with a maturity date of August 24, 2023. The Company received net proceeds of $35,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $35,316 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $12,482, resulting in a remaining debt discount of $22,834 as of December 31, 2022. The note had a principal balance of $38,750 as of December 31, 2022.

F-13

Extinguished During the Year Ended December 31, 2022

August 29, 2019 Convertible Promissory Note – $25,000 in Default

Effective August 29, 2019, the Company entered into an agreement to issue a 10% convertible note with an institutional investor in the principal amount of $25,000. The note matured on August 29, 2020. The Company received proceeds of $22,000 after an original issue discount of $1,500 and payment of $1,500 in legal fees. The lender, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 50% discount from the lowest trading price during the 25 days prior to conversion. The Company had no right of prepayment. We recorded a debt discount of $25,000 related to the conversion feature of the note, along with a derivative liability at inception. The debt discount has been fully amortized to interest expense. As of December 31, 2021, the note had a principal balance of $395 included in convertible notes payable, in default. In April 2022, the Company and the lender entered into a settlement to extinguish the principal of $395 and related accrued interest payable of $2,320 with a cash payment totaling $2,715.

July 8, 2020 Convertible Promissory Note – $40,000 in Default

Effective July 8, 2020, the Company entered into an agreement to issue a 10% convertible note with an institutional investor in the principal amount of $40,000. The note matured on July 8, 2021. The Company received proceeds of $35,000 after an original issue discount of $2,200 and payment of $2,800 in legal fees. The lender, at its option, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 50% discount from the lowest trading price during the 25 days prior to conversion. The Company had no right of prepayment. We recorded a debt discount of $40,000 related to the conversion feature of the note, along with a derivative liability at inception. The debt discount has been fully amortized to interest expense and the note had a principal balance of $40,000 as of December 31, 2021 included in convertible notes payable, in default. Pursuant to an agreement with the lender, the Company agreed to extinguish the debt with four principal payments of $10,000, which were made in the months of February, March, April and May 2022. Accrued interest payable of $6,034 was forgiven by the lender, which amount is reported in other income in the year ended December 31, 2022.

July 12, 2021 Convertible Promissory Note – $43,750

Effective July 12, 2021, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $43,750 with a maturity date of July 12, 2022. The Company received net proceeds of $40,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $41,798 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $22,101 and the debt discount has been fully amortized. The note had a principal balance of $43,750 as of December 31, 2021. During the year ended December 31, 2022, we issued the lender shares of our common stock in consideration for the conversion of principal of $43,750 and accrued interest of $2,625, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

August 31, 2021 Convertible Promissory Note – $43,750

Effective August 31, 2021, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $43,750 with a maturity date of August 31, 2022. The Company received net proceeds of $40,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $41,559 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $27,668 and the debt discount has been fully amortized. The note had a principal balance of $43,750 as of December 31, 2021. During the year ended December 31, 2022, we issued the lender shares of our common stock in consideration for the conversion of principal of $43,750 and accrued interest of $2,625, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

F-14

October 7, 2021 Convertible Promissory Note – $43,750

Effective October 7, 2021, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $43,750 with a maturity date of October 7, 2022. The Company received net proceeds of $40,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $42,293 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $32,444 and the debt discount has been fully amortized. The note had a principal balance of $43,750 as of December 31, 2021. During the year ended December 31, 2022, we issued the lender shares of our common stock in consideration for the conversion of principal of $43,750 and accrued interest of $2,625, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

November 8, 2021 Convertible Promissory Note – $43,750

Effective November 8, 2021, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $43,750 with a maturity date of November 8, 2022. The Company received net proceeds of $40,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $42,123 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $36,007 and the debt discount has been fully amortized. The note had a principal balance of $43,750 as of December 31, 2021. During the year ended December 31, 2022, we issued the lender shares of our common stock in consideration for the conversion of principal of $43,750 and accrued interest of $2,625, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

December 14, 2021 Convertible Promissory Note – $43,750

Effective December 14, 2021, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $43,750 with a maturity date of December 14, 2022. The Company received net proceeds of $40,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $39,616 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $37,771 and the debt discount has been fully amortized. The note had a principal balance of $43,750 as of December 31, 2021. During the year ended December 31, 2022, we issued the lender shares of our common stock in consideration for the conversion of principal of $43,750 and accrued interest of $2,625, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

F-15

January 6, 2022 Convertible Promissory Note – $38,750

Effective January 6, 2022, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $38,750 with a maturity date of January 6, 2023. The Company received net proceeds of $35,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $35,771 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $35,771 and the debt discount has been fully amortized. During the year ended December 31, 2022, we issued the lender shares of our common stock in consideration for the conversion of principal of $38,750 and accrued interest of $2,050, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

March 1, 2022 Convertible Promissory Note – $43,750

Effective March 1, 2022, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $43,750 with a maturity date of March 1, 2023. The Company received net proceeds of $40,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $39,514 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $39,514 and the debt discount has been fully amortized. During the year ended December 31, 2022, we issued the lender shares of our common stock in consideration for the conversion of principal of $43,750 and accrued interest of $2,625, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

May 3, 2022 Convertible Promissory Note - $43,750

Effective May 3, 2022, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $43,750 with a maturity date of May 3, 2023. The Company received net proceeds of $40,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $39,411 related to the conversion feature of the note, along with a derivative liability at inception. During the year ended December 31, 2022, amortization of debt discount was recorded to interest expense in the amount of $39,411 and the debt discount has been fully amortized. During the year ended December 31, 2022, we issued the lender shares of our common stock in consideration for the conversion of principal of $43,750 and accrued interest of $2,625, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

Total accrued interest payable on notes payable was $53,212 and $57,958 as of December 31, 2022 and 2021, respectively.

F-16

5. LONG-TERM CONVERTIBLE NOTES PAYABLE

As discussed in Note 3, on January 7, 2021, the Company issued two long-term convertible notes payable each in the principal amount of $500,000 in conjunction with the business acquisition of SCS LLC. The Assigned Notes bear interest at an annual rate of 0.39% and mature on January 7, 2026. The Assigned Notes were discounted to a principal balance of $0 and a debt discount of $1,000,000 was recorded at inception. Amortization of the discount to interest expense was $199,890 during the year ended December 31, 2022, resulting in a debt discount of $600,767 as of December 31, 2022.

At any time after December 31, 2021, each month, each holder of the Assigned Notes may convert the principal amount of the Assigned Note into a number of shares of the Company’s common stock not exceeding 5% of the total trade volume of the Company’s common stock publicly reported for the previous calendar month at a conversion price of $0.013 per share. Each Assigned Note also imposes an overall limitation on the number of conversions to common stock that the holder may affect such that it prohibits the holder from beneficially owning more than 4.99% of the total issued and outstanding common stock of the Company at any time that the Assigned Note is outstanding

6. MEZZANINE

Series B Preferred Stock

On March 2, 2016, the Company filed a Certificate of Designation for its Series B Preferred Stock (the “Series B Certificate”) with the Secretary of State of Nevada designating 30,000 shares of its authorized preferred stock as Series B Preferred Stock. The shares of Series B Preferred Stock have a par value of $0.001 per share.

The total face value of this entire series is three million dollars ($3,000,000). Each share of Series B Preferred Stock has a stated face value of $100, and effective April 2, 2021, is convertible into shares of fully paid and non-assessable shares of common stock of the Company at $0.0015 per share. The terms of the Series B Preferred Stock were amended effective March 31, 2021 to change the conversion price from a defined variable price to a fixed conversion price of $0.0015 per share.

During the year ended December 31, 2022, the holder converted a total of 221 shares of Series B Preferred Stock valued at $22,100 into 14,733,333 shares of the Company’s common stock. During the year ended December 31, 2021, the holder converted a total of 593 shares of Series B Preferred Stock valued at $59,300 into 39,533,334 shares of the Company’s common stock. There was no gain or loss on settlement of debt due to the conversions occurring within the terms of the Series B Preferred Stock.

As of December 31, 2022 and 2021, the Company had 14,241 and 14,462 shares of Series B Preferred Stock outstanding, respectively, and recorded as mezzanine at face value of $1,424,100 and $1,446,200, respectively, due to certain default provisions requiring mandatory cash redemption that are outside the control of the Company. These shares were originally issued in March 2016 for the redemption and cancellation of $1,615,362 of convertible promissory notes and $264,530 of accrued interest payable.

The holders of outstanding shares of the Series B Preferred Stock (the “Series B Holders”) are entitled to receive dividends pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Company, in which case the Series B Preferred Stock has a preference. Such dividends will be paid equally to all outstanding shares of Series B Preferred Stock and Common Stock, on an as-if-converted basis with respect to the Series B Preferred Stock. The Series B Holders may elect to use the most favorable conversion price for the purpose of determining the as-if-converted number of shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series B Holder shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to $100 for each such share of the Series B Preferred Stock (as adjusted for any combinations, consolidations, stock distributions, stock splits or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment is made or any assets distributed to the holders of the Common Stock. After such payment, the remaining assets of the Company will be distributed to the holders of Common Stock.

F-17

Series E Preferred Stock

Effective April 2, 2021, the Company filed a Certificate of Designation with the State of Nevada designating 45,000 shares of its authorized preferred stock as Series E Preferred Stock. The shares of Series E Preferred Stock have a par value of $0.001 per share and a stated face value of $100 per share. Holders of the Series E Preferred Stock have the right, at any time, to convert shares of Series E Preferred Stock into shares of Common Stock at a conversion price of $0.0015 per share.

On April 2, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor”), pursuant to which the Investor agreed to purchase up to 45,000 shares of the Company’s Series E Preferred Stock (the “Shares”) at a purchase price of $100 per share. In accordance with the SPA, Investor paid for 34,900 Shares by surrendering to the Company for cancellation, $2,617,690 of principal, $826,566 of accrued interest, and $45,740 in fees through April 2, 2021 under various 10% convertible notes held by Investor. The Series E Preferred Stock was valued by an independent valuation firm at $23,393,601 and the Company recognized a loss on debt extinguishment of $16,490,508 included in other expense in the year ended December 31, 2022 and settled derivative liabilities totaling $3,413,097.

As an inducement for the Investor entering into the SPA, the Company agreed that Investor will have the right, exercisable in its sole discretion, to purchase the remaining 10,100 of authorized shares of Series E Preferred Stock at a purchase price of $100 per Share at any time until April 2, 2031. In September 2021, the Investor purchased 500 additional shares of Series E Preferred Stock for cash of $50,000, the stated value of the shares.

During the year ended December 31, 2022, the Investor purchased a total of 5,200 additional shares of Series E Preferred Stock for cash of $520,000, the stated valued of the shares.

As of December 31, 2022 and 2021, the Company had 40,600 and 35,400 shares of Series E Preferred Stock outstanding, respectively, recorded as mezzanine at face value of $4,060,000 and $3,540,000 due to certain default provisions requiring mandatory cash redemption that are outside the control of the Company.

The holders of outstanding Series E Preferred Stock are entitled to receive dividends pari passu with the holders of common stock, except upon a liquidation, dissolution and winding up of the Company, in which case the Shares have a preference. Such dividends will be paid equally to all outstanding Shares and common stock, on an as-if-converted basis with respect to the Shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Shares shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to $100 for each such Share (as adjusted for any combinations, consolidations, stock distributions, stock splits or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, after the payment of any distributions that may be required with respect to the Company’s Series B Preferred Stock, but before any payment is made or any assets distributed to the holders of common stock. After such payment, the remaining assets of the Company will be distributed to the holders of common stock.

If the assets to be distributed to holders of the Shares are insufficient to permit the receipt by such holders of the full preferential amounts, then all of such assets will be distributed among such holders ratably in accordance with the number of such shares then held by each such holder.

Each Share of Series E Preferred Stock is convertible into shares of fully paid and non-assessable shares of common stock of the Company at a fixed conversion price of $0.0015 per share.

F-18

In no event will holders of Shares be entitled to convert any Shares, such that upon conversion the sum of (1) the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series E Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to these limitations), and (2) the number of shares of common stock issuable upon the conversion of Shares, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock. The limitations on conversion may be waived by the Holder upon, at the election of the holder of Shares, not less than 61 days prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the holder of Shares, as may be specified in such notice of waiver).

Except as required by law, holder of Shares are not entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, provided, however, each holder of outstanding Share will be entitled, on the same basis as holders of common stock, to receive notice of such action or meeting and so long as any Shares remain outstanding, the Company will not, without first obtaining the approval of the holders of at least a majority of the then outstanding Shares voting together as one class alter or change the rights, preferences or privileges of the Shares so as to affect materially and adversely such Shares.

7. STOCKHOLDERS’ DEFICIT

As of December 31, 2022, the Company’s authorized stock consisted of 2,000,000,000 shares of common stock, with a par value of $0.001 per share. The Company is also authorized to issue 20,000,000 shares of preferred stock, with a par value of $0.001 per share. The rights, preferences, and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares.

Common Stock

As of December 31, 2022 and December 31, 2021, the Company had 604,150,321 and 276,383,093 shares of common stock issued and outstanding, respectively.

During the year ended December 31, 2022, the Company issued a total of 331,612,439 shares of common stock: 312,879,106 shares in consideration for the conversion of $345,000 of principal of convertible notes payable and accrued interest payable of $20,424; 14,733,333 shares in the conversion of 221 shares of Series B preferred shares valued at $22,100 and 4,000,000 shares for services valued at $20,000. In connection with the convertible debt conversions, the Company reduced derivative liabilities by $263,780. There was no gain or loss on settlement of debt due to the conversions occurring within the terms of the convertible notes.

During the year ended December 31, 2022, a lender returned 3,845,211 shares of the Company’s common stock, which shares were cancelled. The transaction was recorded at the $3,845 par value of the common shares.

During the year ended December 31, 2021, the Company issued a total of 143,045,532 shares of common stock: 76,063,187 shares in consideration for the conversion of $368,011 of principal of convertible notes payable and accrued interest payable of $34,505; 27,449,011 shares for services valued at $416,200; and 39,533,334 shares in the conversion of 593 shares of Series B Preferred Stock recorded at face value of $59,300. In connection with the convertible debt conversions, the Company settled derivative liabilities of $361,172. There was no gain or loss on settlement of debt due to the conversions occurring within the terms of the convertible notes.

8. STOCK OPTIONS

As of December 31, 2022, the Board of Directors of the Company had granted non-qualified stock options exercisable for a total of 854,177,778 shares of common stock to its officers, directors, and consultants.

On October 19, 2020 and December 22, 2020, the Company issued a total of 210,000,000 non-qualified stock options to five officers, directors, and consultants exercisable for a period of five years from the date of issuance at exercise prices ranging from $0.0108 to $0.017 per share. Of these non-qualified options, 5,000,000 vest 1/24th per month over twenty- four months and 205,000,000 vest 1/36th per month over thirty-six months. These non-qualified stock options were valued by an independent valuation firm at $3,726,549 using a modified Black Scholes early exercise model and stock option compensation expense is recorded over the vesting period. A derivative liability and a decrease to additional paid-in capital were recorded for this amount.

F-19

On January 28, 2021, the Company issued a total of 20,000,000 non-qualified stock options to an employee and a consultant exercisable for a period of five years from the date of issuance at an exercise price of $0.05 per share. These options vest 1/36th per month over thirty-six months. These non-qualified stock options were valued by an independent valuation firm at $998,134 using a modified Black Scholes early exercise model and stock option compensation expense is recorded over the vesting period. A derivative liability and a decrease to additional paid-in capital were recorded for this amount.

On December 1, 2021, the Company issued a total of 504,000,000 non-qualified stock options to an officer exercisable for a period of ten years from the date of issuance at an exercise price of $0.0074 per share. These options vest 84,000,000 shares in month 6 and 14,000,000 shares per month in each of the 30 months thereafter. These non-qualified stock options were valued by an independent valuation firm at $3,727,046 using a modified Black Scholes early exercise model and stock option compensation expense is recorded over the vesting period. A derivative liability and a decrease to additional paid-in capital were recorded for this amount.

On February 8, 2022, the Company issued a total of 120,000,000 non-qualified stock options to an officer and a consultant exercisable for a period of ten years from the date of issuance at an exercise price of $0.0081 per share. These options vest 1/36th per month over thirty-six months. These non-qualified stock options were valued by an independent valuation firm at $545,462 using a modified Black Scholes early exercise model and stock option compensation expense is recorded over the vesting period. A derivative liability and a decrease to additional paid-in capital were recorded for this amount.

We recognized stock option compensation expense of $2,986,546 and $1,699,964 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had unrecognized stock option compensation expense totaling $4,202,166.

A summary of the Company’s stock options as of December 31, 2022, and changes during the two years then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding as of December 31, 2020	210,177,778	$0.018
Granted	524,000,000	$0.009
Exercised	-	$-
Forfeited or expired	-	$-

Outstanding as of December 31, 2021	734,177,778	$0.0012
Granted	120,000,000	$0.0081
Exercised	-	$-
Forfeited or expired	-	$-

Outstanding as of December 31, 2022	854,177,778	$0.011	7.35	$302,400

Exercisable as of December 31, 2022	379,538,904	$0.013	6.42	$109,200

F-20

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on the closing price of our common stock of $0.008 as of December 31, 2022, which would have been received by the holders of in-the-money options and warrants had the holders exercised their options and warrants as of that date.

The significant assumptions used in the valuation of the derivative liabilities recorded upon issuance of the February 2022 non-qualified stock options are as follows:

Expected life	4.31 to 5.77 years
Risk free interest rates	2.41% - 2.42%
Expected volatility	287.2% – 313.6%

9. DERIVATIVE LIABILITIES

The fair value of the Company’s derivative liabilities is estimated at the issuance date and is revalued at each subsequent reporting date. We estimate the fair value of derivative liabilities associated with our convertible notes payable and stock options using a multinomial lattice model based on projections of various potential future outcomes. Where the number of stock options or common shares to be issued under these agreements is indeterminate, the Company has concluded that the equity environment is tainted, and all additional stock options, convertible debt and equity are included in the value of the derivatives.

The significant assumptions used in the valuation of the derivative liabilities as of December 31, 2022 are as follows:

Conversion to stock	Monthly
Stock price on the valuation date	$0.008
Risk free interest rates	3.02% - 6.81%
Years to maturity	0.90 - 5.00
Expected volatility	182.3% – 318.8%

The value of our derivative liabilities was estimated as follows as of:

	December 31, 2022	December 31, 2021

Convertible notes payable	$740,157	$1,512,336
Stock options	493,522	4,412,878

Total	$1,233,679	$5,925,214

The calculation input assumptions are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liability will fluctuate from period to period, and the fluctuation may be material.

10. RELATED PARTY TRANSACTIONS

Effective December 1, 2021, the Company’s Board of Directors appointed Rich Berliner as the Chief Executive Officer of the Company and a member of the Board of Directors. On that date, the Company entered into an Independent Contractor Agreement, pursuant to which Mr. Berliner will serve as the Chief Executive Officer of the Company for an initial term of six months subject to automatic renewal for six months unless terminated by the Company or Mr. Berliner. Mr. Berliner will receive base compensation of $20,000 per month, paid in equal installments twice each month. After one year of service, Mr. Berliner will be eligible to receive severance equal to three months of base compensation. The Company accrued compensation expense to Mr. Berliner of $240,000 and $20,000 for the year ended December 31, 2022 and 2021, respectively. Fees payable to Mr. Berliner of $10,000 are included in accounts payable – related party as of December 31, 2021.

F-21

Further, pursuant to the Independent Contractor Agreement, the Company granted to Mr. Berliner ten-year non-qualified stock options to acquire up to 504,000,000 shares of the Company’s common stock as compensation under the Independent Contractor Agreement. The options vest over a 36-month period with 84,000,000 options vesting at the end of month 6 and 14,000,000 options vesting in months 7 through the end of month 36. The options vest 100% upon a sale of the company, as defined in the option agreement. If Mr. Berliner’s service is terminated for cause (as defined in the option agreement), the options (whether vested or unvested) shall immediately terminate and cease to be exercisable.

On December 1, 2021, William E. Beifuss, Jr. resigned from his position as Chief Executive Officer of the Company. Mr. Beifuss will continue to serve as the Company’s President, Acting Chief Financial Officer and Secretary. Pursuant to a written consulting agreement, dated May 31, 2013 and amended effective November 1, 2016, William E. Beifuss, Jr., our President, Chief Executive Officer and Acting Chief Financial Officer is to receive fees of $10,000 per month. The Company accrued compensation expense to Mr. Beifuss of $120,000 for each of the years ended December 31, 2022 and 2021. Fees payable to Mr. Beifuss of $10,000 and $20,000 are included in accounts payable – related party as of December 31, 2022 and 2021, respectively.

On December 22, 2020, the Company issued non-qualified stock options to purchase up to a total of 205,000,000 shares of our common stock to four officers, directors, and consultants of the Company. The options vest 1/36th per month and are exercisable on a cash or cashless basis for a period of five years from the date of grant at an exercise price of $0.017 per share. Of these non-qualified stock options, Mr. Beifuss received 25,000,000 and Byron Elton, a member of the Board of Directors, received 5,000,000.

On February 8, 2022, the Company issued non-qualified stock options to purchase up to a total of 75,000,000 shares of our common stock to Mr. Beifuss and 45,000,000 shares to a consultant. . The options vest 1/36th per month and are exercisable on a cash or cashless basis for a period of ten years from the date of grant at an exercise price of $0.0081 per share.

11. INCOME TAXES

A reconciliation of the income tax provision (benefit) that would result from applying a combined U.S. federal and state rate of 29% to loss before income taxes with the provision (benefit) for income taxes presented in the financial statements is as follows:

	Years Ended December 31,
	2022	2021

Income tax provision (benefit) at statutory rate	$281,000	$(3,739,900)
State income taxes, net of federal benefit	(200)	(200)
Non-deductible expenses	1,007,400	5,467,600
Non-taxable gains	(1,483,900)	(2,636,900)
Other	600	1,100
Valuation allowance	195,100	908,300

	$-	$-

Deferred tax assets (liabilities) are comprised of the following:

	December 31,
	2022	2021

Deferred tax assets:
Net operating loss carryforward	$4,901,900	$4,709,300
Research and development credit carryforward	125,300	125,300
Related party accrued expenses	11,600	8,700
Accrued compensated absences	600	1,100

Valuation allowance	(5,039,400)	(4,844,400)

	$-	$-

F-22

The ultimate realization of our deferred tax assets is dependent, in part, upon the tax laws in effect, our future earnings, and other events. As of December 31, 2022, we recorded a valuation allowance of $5,039,400 against our net deferred tax asset. In recording the valuation allowance, we were unable to conclude that it is more likely than not that our deferred tax assets will be realized.

As of December 31, 2022, we had a net operating loss carryforward available to offset future taxable income of approximately $16,903,000, which begins to expire at dates that have not been determined. If substantial changes in the Company’s ownership should occur, there would be an annual limitation of the amount of the net operating loss carryforward that could be utilized.

We perform a review of our material tax positions in accordance with recognition and measurement standards established by authoritative accounting literature, which requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Based upon our review and evaluation, during the years ended December 31, 2022 and 2021, we concluded the Company had no unrecognized tax benefit that would affect its effective tax rate if recognized.

We file income tax returns in the U.S. federal jurisdiction and in the state of California. With few exceptions, we are no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years before 2011.

We classify any interest and penalties arising from the underpayment of income taxes in our statements of operations and comprehensive loss in other income (expense). As of December 31, 2022 and 2021, we had no accrued interest or penalties related to uncertain tax positions.

12. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of filing of this report, there were no pending or threatened lawsuits.

Operating Lease

As of December 31, 2022, we had no material operating leases requiring us to recognize an operating lease liability and corresponding right-of-use asset.

Effective February 1, 2022, the Company entered into an operating lease agreement with a term of 12 months. The lease agreement required a $500 security deposit and monthly lease payments of $500.

For the years ended December 31, 2022 and 2021, the Company recognized total rental expense of $9,413 and $12,000, respectively.

Consulting Agreements

As further discussed in Note 11, we entered into a consulting agreement with Rich Berliner, our Chief Executive Officer, for payment of monthly compensation of $20,000. The consulting agreement has an initial term of six months, subject to automatic renewal for six months unless terminated by the Company or Mr. Berliner.

We have a written consulting agreement, dated May 31, 2013 and amended effective November 1, 2016, with William E. Beifuss, Jr., our President and Acting Chief Financial Officer, for the payment of monthly compensation of $10,000 per month. The agreement may be cancelled by either party with 30 days’ notice.

13. SUBSEQUENT EVENTS

Issuances of Series B Preferred Stock

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855, and has reported the following:

On January 5, 2023, an investor purchased 550 additional shares of Series E Preferred Stock for cash of $55,000, the stated valued of the shares.

On February 6, 2023, an investor purchased 620 additional shares of Series E Preferred Stock for cash of $62,000, the stated valued of the shares.

On March 8, 2023, an investor purchased 550 additional shares of Series E Preferred Stock for cash of $55,000, the stated valued of the shares.

Convertible Note Conversions

On March 1, 2023, a lender converted $11,700 principal into 30,000,000 shares of the Company’s common stock. On March 6, 2023, the lender converted $12,300 principal into 31,538,462 shares of the Company’s common stock.

F-23

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash	$33,316	$31,113
Total current assets	33,316	31,113

Other assets:
Deposits	500	500
Intangible assets, net	4,500	6,000
Total assets	$38,316	$37,613

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$140,531	$113,187
Accounts payable – related party	-	10,000
Accrued expenses and other current liabilities	1,848	3,729
Accrued interest, notes payable	63,159	53,212
Derivative liabilities	719,263	1,233,679
Convertible note payable, in default	29,500	29,500
Convertible notes payable – related parties ($25,980 in default)	58,600	58,600
Convertible notes payable, net of discount of $230,855 and $22,834, at September 30, 2023 and December 31, 2022, respectively	39,145	15,916
Total current liabilities	1,052,046	1,517,823

Long-term liabilities – convertible notes payable, net of discount of $451,260 and $600,767, at September 30, 2023 and December 31, 2022, respectively	548,740	399,233
Total liabilities	1,600,786	1,917,056

Mezzanine:
Preferred stock, $0.001 par value; stated value $100; 20,000,000 shares authorized:
Series B, 14,241 shares issued and outstanding at September 30, 2023 and December 31, 2022	1,424,100	1,424,100
Series E, 45,000 and 40,600 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	4,500,000	4,060,000

Stockholders’ deficit:
Common stock, $0.001 par value; 2,000,000,000 shares authorized, 733,766,705 and 604,150,321 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	733,767	604,150
Additional paid-in capital	44,375,226	42,196,857
Accumulated deficit	(52,595,563)	(50,164,550)
Total stockholders’ deficit	(7,486,570)	(7,363,543)
Total liabilities, mezzanine and stockholders’ deficit	$38,316	$37,613

See accompanying notes to condensed consolidated financial statements

F-24

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues	$3,393	$4,872	$16,373	$16,398

Operating expenses:
General and administrative	960,128	901,592	2,973,055	2,773,685
Depreciation and amortization	500	500	1,500	1,500

Total operating expenses	960,628	902,092	2,974,555	2,775,185

Loss from operations	(957,235)	(897,220)	(2,958,182)	(2,758,787)

Other income (expense):
Interest expense	(369,509)	(110,426)	(498,516)	(419,862)
Gain on forgiveness of debt	-	-	-	6,034
Gain (loss) on change in derivative liabilities	(29,929)	366,516	1,025,685	4,556,954

Total other income (expense)	(399,438)	256,090	527,169	4,143,126

Income (loss) before income taxes	(1,356,673)	(641,130)	(2,431,013)	1,384,339
Provision for income taxes	-	-	-	-

Net income (loss)	$(1,356,673)	$(641,130)	$(2,431,013)	$1,384,339

Weighted average number of common shares outstanding:
Basic	733,766,705	489,742,350	700,195,180	388,527,788
Diluted	733,766,705	489,742,350	700,195,180	4,099,936,067

Net income per common share:
Basic	$(0.0018)	$(0.0013)	$(0.0035)	$0.0036
Diluted	$(0.0018)	$(0.0013)	$(0.0035)	$0.0000

See accompanying notes to condensed consolidated financial statements

F-25

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Condensed Consolidated Statement of Stockholders’ Deficit

Nine Months Ended September 30, 2023 (Unaudited)

	Series B Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2022	14,241	$1,424,100	40,600	$4,060,000	604,150,321	$604,150	$42,196,857	$(50,164,550)	$(7,363,543)
Issuance of common stock for conversion of notes payable and accrued interest payable	-	-	-	-	129,616,384	129,617	(88,646)	-	40,971
Issuance of Series E preferred stock for cash	-	-	1,720	172,000	-	-	-	-	-
Vesting of consultant stock options	-	-	-	-	-	-	745,448	-	745,448
Settlement of derivative liabilities	-	-	-	-	-	-	30,758	-	30,758
Net income	-	-	-	-	-	-	-	193,652	193,652
Balance, March 31, 2023	14,241	1,424,100	42,320	4,232,000	733,766,705	733,767	42,884,417	(49,970,898)	(6,352,714)
Issuance of Series E preferred stock for cash	-	-	1,900	190,000	-	-	-	-	-
Vesting of consultant stock options	-	-	-	-	-	-	741,156	-	741,156
Net loss	-	-	-	-	-	-	-	(1,267,992)	(1,267,992)
Balance, June 30, 2023	14,241	1,424,100	44,220	4,422,000	733,766,705	733,767	43,625,573	(51,238,890)	(6,879,550)
Issuance of Series E preferred stock for cash	-	-	780	78,000	-	-	-	-	-
Vesting of consultant stock options	-	-	-	-	-	-	749,653	-	749,653
Net loss	-	-	-	-	-	-	-	(1,356,673)	(1,356,673)
Balance, September 30, 2023	14,241	$1,424,100	45,000	$4,500,000	733,766,705	$733,767	$44,375,226	$(52,595,563)	$(7,486,570)

See accompanying notes to condensed consolidated financial statement

F-26

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Condensed Consolidated Statement of Stockholders’ Deficit

Nine Months Ended September 30, 2022 (Unaudited)

	Series B Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2021	14,462	$1,446,200	35,400	$3,540,000	276,383,093	$276,383	$39,412,236	$(51,133,564)	$(11,444,945)

Issuance of common stock for conversion of Series B preferred stock	(221)	(22,100)	-	-	14,733,333	14,734	7,366	-	22,100
Issuance of common stock for conversion of notes payable and accrued interest payable	-	-	-	-	32,941,380	32,941	59,809	-	92,750
Issuance of common stock for services	-	-	-	-	4,000,000	4,000	16,000	-	20,000
Issuance of Series E preferred stock for cash	-	-	1,200	120,000	-	-	-	-	-
Issuance of consultant stock options	-	-	-	-	-	-	(545,462)	-	(545,462)
Vesting of consultant stock options	-	-	-	-	-	-	736,915	-	736,915
Settlement of derivative liabilities	-	-	-	-	-	-	66,341	-	66,341
Net income	-	-	-	-	-	-	-	372,002	372,002
Balance, March 31, 2022	14,241	1,424,100	36,600	3,660,000	328,057,806	328,058	39,753,205	(50,761,562)	10,680,299
Issuance of common stock for conversion of notes payable and accrued interest payable	-	-	-	-	111,185,856	111,186	27,939	-	139,125
Issuance of Series E preferred stock for cash	-	-	950	95,500	-	-	-	-	-
Vesting of consultant stock options	-	-	-	-	-	-	752,097	-	752,097
Settlement of derivative liabilities	-	-	-	-	-	-	100,500	-	100,500
Net income	-	-	-	-	-	-	-	1,653,467	1,653,467
Balance, June 30, 2022	14,241	1,424,100	37,550	3,755,000	439,243,662	439,244	40,633,741	(49,108,095)	(8,035,110)
Issuance of common stock for conversion of notes payable and accrued interest payable	-	-	-	-	90,290,619	90,290	(3,116)	-	87,174
Common shares cancelled	-	-	-	-	(3,845,211)	(3,845)	3,845	-	-
Issuance of Series E preferred stock for cash	-	-	1,350	134,500	-	-	-	-	-
Vesting of consultant stock options	-	-	-	-	-	-	752,124	-	752,124
Settlement of derivative liabilities	-	-	-	-	-	-	63,345	-	63,345
Net loss	-	-	-	-	-	-	-	(641,130)	(641,130)

Balance, September 30, 2022	14,241	$1,424,100	38,900	$3,890,000	525,689,070	$525,689	$41,449,939	$(49,749,225)	$(7,773,597)

See accompanying notes to condensed consolidated financial statements

F-27

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities:
Net income (loss)	$(2,431,013)	$1,384,339
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,500	1,500
Amortization of debt discount to interest expense	211,486	397,021
Financing fees	272,027	-
Gain on change in derivative liabilities	(1,025,685)	(4,556,954)
Common stock issued for services	-	20,000
Stock option compensation	2,236,257	2,241,136
Loss on extinguishment of debt	-	(6,034)
Changes in assets and liabilities:
Increase (decrease) in:
Accounts payable	27,344	6,084
Accounts payable – related party	(10,000)	(10,000)
Accrued expenses	(1,881)	620
Accrued interest, notes payable	12,168	17,979
Net cash used in operating activities	(707,797)	(504,309)

Cash flows from investing activities:
Increase in deposits	-	(500)
Net cash used in investing activities	-	(500)

Cash flows from financing activities:
Proceeds from convertible notes payable	270,000	150,000
Proceeds from the issuance of Series E preferred stock	440,000	350,000
Repayment of convertible notes payable	-	(40,395)
Net cash provided by financing activities	710,000	459,605

Net increase (decrease) in cash	2,203	(45,204)
Cash, beginning of period	31,113	68,366

Cash, end of period	$33,316	$23,162

Supplemental Disclosure:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$4,862
Non-cash financing and investing activities:	$	$
Common shares issued in conversion of debt	$40,971	$319,049
Settlement of derivative liabilities	$30,758	$230,186
Debt discount for derivative liabilities	$270,000	$680,474
Common shares issued in conversion of Series B preferred stock	$-	$22,100
Derivative liability for consultant stock options	-	545,462
Common shares cancelled		3,845

See accompanying notes to condensed consolidated financial statements

F-28

DIGITAL LOCATIONS, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements

Nine Months Ended September 30, 2023

(Unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

Organization

Digital Locations, Inc. (the “Company”) was incorporated in the State of Nevada on August 25, 2006 as Zingerang, Inc. On April 2, 2007, the Company changed its name to Carbon Sciences, Inc. and on November 14, 2017, the Company changed its name to Digital Locations, Inc.

On January 7, 2021, the Company, SmallCellSite.com LLC, a Virginia limited liability company (“SCS LLC”) and SmallCellSite, Inc., a newly formed Nevada corporation and wholly owned subsidiary of the Company (“SCS”) entered into an asset purchase agreement (“APA”) to acquire SCS LLC’s wireless communications marketing and database services business. SCS LLC is a source of more than 80,000 cell sites offered by property owners for use by wireless network operators.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the year ending December 31, 2023. For further information refer to the financial statements and notes thereto included in the Company’s Form 10-K for the year ended December 31, 2022.

Going Concern

The accompanying financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. As of September 30, 2023, our current liabilities exceeded our current assets by $1,018,730 and we had an accumulated deficit of $52,595,563. The Company currently does not have the cash resources to meet its operating commitments for the next twelve months and expects to have ongoing requirements for capital investment or debt to implement its business plan. These factors, among others, raise substantial doubt that the Company will be able to continue as a going concern for a reasonable period of time.

The ability of the Company to continue as a going concern is dependent upon, among other things, raising additional capital. The Company has obtained operating funds primarily from the issuance of convertible debt. Management believes this funding will continue and will provide the additional cash needed to meet the Company’s obligations as they become due. There can be no assurance, however, that the Company will be successful in accomplishing its objectives. Without such additional capital we may be required to cease operations. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies of the Company are disclosed in Note 2 to the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2023. The following summary of significant accounting policies of the Company is presented to assist in understanding the Company’s interim financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment and intangible assets, operating lease obligations, impairment of assets, the deferred tax valuation allowance, the fair value of stock options and derivative liabilities. Actual results could differ from those estimates.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and of SCS, its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Intangible Assets

The identifiable intangible assets acquired in the SCS acquisition are amortized using the straight-line method over an estimated life of 5 years.

Derivative Liabilities

We have identified the conversion features of some of our convertible notes payable as derivatives due to their variable conversion price. Where the number of common shares to be issued under these agreements is indeterminate, the Company has concluded that the equity environment is tainted, and all additional convertible debt is included in the value of the derivatives. We estimate the fair value of the derivatives using a Black-Scholes pricing model and/or a multinomial lattice model based on projections of various potential future outcomes. We estimate the fair value of the derivative liabilities at the inception of the financial instruments, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, additional paid-in capital and a gain or loss on change in derivative liabilities as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

During the nine months ended September 30, 2023, the Company had the following activity in its derivative liabilities account:

	Convertible Notes Payable	Stock Options	Total

Derivative liabilities as of December 31, 2022	$740,157	$493,522	$1,233,679

Addition to liabilities for new debt/shares issued	542,027	-	542,027
Elimination of liabilities in debt conversions	(30,758)	-	(30,758)
Change in fair value	(532,163)	(493,522)	(1,025,685)

Derivative liabilities as of September 30, 2023	$719,263	$-	$719,263

The significant assumptions used in the valuation of the derivative liabilities as of and during the nine months ending September 30, 2023 are as follows:

Expected life	0.25 – 2.26 years
Risk free interest rates	5.03% - 5.55%
Expected volatility	214% - 248%

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Fair Value of Financial Instruments

Disclosures about fair value of financial instruments, require disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of September 30, 2023 and December 31, 2022, we believe the amounts reported for cash, accounts payable, accounts payable – related party, accrued expenses and other current liabilities, accrued interest, notes payable and certain notes payable approximate fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASC”) Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure certain financial instruments at fair value on a recurring basis. As of December 31, 2022 and September 30, 2023, we had the following liabilities measured at fair value:

	Total	Level 1	Level 2	Level 3
December 31, 2022:
Derivative liabilities	$1,233,679	$-	$-	$1,233,679

Total liabilities measured at fair value	$1,233,679	$-	$-	$1,233,679

September 30, 2023:
Derivative liabilities	$719,263	$-	$-	$719,263

Total liabilities measured at fair value	$719,263	$-	$-	$719,263

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Revenue Recognition

We have adopted Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) pursuant to which revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;
●	identification of the performance obligations in the contract;
●	determination of the transaction price;
●	allocation of the transaction price to the performance obligations in the contract; and
●	recognition of revenue when, or as, we satisfy a performance obligation.

Through its wholly owned subsidiary, the Company acts as an intermediary or agent to facilitate a platform through which property owners market billboards to wireless telephone carriers for placement of wireless communications network equipment. Contracts have been signed among the Company, the property owner, and the wireless telephone operator. Monthly payments are received by the Company from the wireless carriers, with the Company paying the property owner a percentage of revenues ranging from 70% to 85%. The net amount is retained by the Company as consideration for its intermediary services and recorded as revenues in the accompanying statements of operations.

Lease Accounting

Pursuant to the underlying contracts, the Company does not own the property and equipment which is leased by the cell phone carriers but acts as an intermediary or agent between the property owner and the cell phone carriers. Therefore, in accordance with ASC 842, “Leases,” the Company records revenues net of amounts received from cell phone carriers and payments made to property owners.

Concentrations of Credit Risk, Major Customers, and Major Vendors

During the three and nine months ended September 30, 2023 and 2022, the Company received payments from two cell phone carriers, with one carrier representing substantially all payments.

During the three and nine months ended September 30, 2023 and 2022, the Company had one landlord receiving all Company payments for lease of billboard site locations.

Income (Loss) per Share

Basic net income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding. Diluted net income or loss per common share is computed by dividing net income or loss by the sum of the weighted average number of common shares outstanding and the dilutive potential common share equivalents then outstanding. Potential dilutive common share equivalents consist of shares issuable upon the exercise of outstanding stock options to acquire common stock, using the treasury stock method and the average market price per share during the period, and shares issuable upon exercise of convertible notes payable.

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Basic weighted average number of common shares outstanding is reconciled to diluted weighted average number of common shares outstanding as follows:

Nine Months Ended September 30, 2022

Basic weighted average number of shares	388,527,788
Dilutive effect of:
Series B preferred stock	949,400,000
Series E preferred stock	2,593,333,333
Convertible notes payable	168,674,946

Diluted weighted average number of shares	4,099,936,067

For the three months ended September 30, 2022 and for the three and nine months ended September 30, 2023, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share; therefore, basic net loss per share is the same as diluted net loss per share. Potential dilutive securities were as follows:

	Three Months Ended September 30, 2022	Three and Nine Months Ended September 30, 2023

Series B preferred stock	949,400,000	949,400,000
Series E preferred stock	2,593,333,333	3,000,000,000
Convertible notes payable	168,674,946	812,585,658

Total	3,711,408,279	4,761,985,658

Stock-Based Compensation

Stock-based compensation is measured at the grant date based on the value of the award granted using either the Black-Scholes option pricing model or a multinomial lattice model based on projections of various potential future outcomes and recognized over the period in which the award vests or straight-line. For stock awards no longer expected to vest, any previously recognized stock compensation expense is reversed in the period of termination. The stock-based compensation expense is included in general and administrative expenses.

Recently Issued Accounting Pronouncements

There were no new accounting pronouncements issued by the FASB during the nine months ended September 30, 2023 and through the date of filing of this report that the Company believes will have a material impact on its financial statements.

Reclassifications

Certain amounts in the condensed consolidated financial statements for the prior year periods have been reclassified to conform to the presentation for the current year periods.

3. CONVERTIBLE NOTES PAYABLE

Convertible Promissory Note – $29,500 in Default

On March 14, 2013, we entered into an agreement to issue a 5% convertible promissory note in the principal amount of $29,500, which is convertible into shares of our common stock at a conversion price equal to the lesser of $1.50 per share or the closing price per share of common stock recorded on the trading day immediately preceding the date of conversion. The note, with a principal balance of $29,500 as of September 30, 2023 and December 31, 2022, matured on March 14, 2015, and is currently in default.

Convertible Promissory Notes – Related Parties of $58,600

On December 31, 2012, we issued 5% convertible promissory notes to two employees in exchange for services rendered in the aggregate amount of $58,600. The notes are convertible into shares of our common stock at a conversion price equal to the lesser of $2.00 per share or the closing price per share of common stock recorded on the trading day immediately preceding the date of conversion. We recorded a total debt discount of $57,050 related to the conversion feature of the notes, which has been fully amortized to interest expense, along with a derivative liability at inception. One of the notes with a principal balance of $25,980 as of September 30, 2023 and December 31, 2022 matured on December 31, 2014 and is currently in default. The maturity date of a second note with a principal balance of $32,620 as of September 30, 2023 and December 31, 2022 has been extended to December 31, 2023.

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August 24, 2022 Convertible Promissory Note - $38,750

Effective August 24, 2022, the Company entered into a 12% convertible note with an institutional investor in the principal amount of $38,750 with a maturity date of August 24, 2023. The Company received net proceeds of $35,000 after payment of $3,750 in legal fees and fees to the lender. The lender, at its option after 180 days from the issuance of the note, may convert the unpaid principal balance of, and accrued interest on, the note into shares of the Company’s common stock at a 45% discount from the lowest trading price during the 20 trading days prior to conversion. The Company may prepay the note during the 180 days from the issuance of the note at a redemption premium of 150%. After the expiration of 180 days after issuance, the Company has no right of prepayment. We recorded a debt discount of $35,316 related to the conversion feature of the note, along with a derivative liability at inception. During the nine months ended September 30, 2023, we issued the lender shares of our common stock in consideration for the conversion of principal of $38,750 and accrued interest of $2,221, extinguishing the debt in full. No gain or loss on extinguishment of debt was recorded since the conversion was completed within the terms of the convertible note.

Total accrued interest payable on these short-term convertible notes payable was $52,453 and $45,422 as of September 30, 2023 and December 31, 2022, respectively.

July 31, 2023 Convertible Promissory Note - $500,000

On June 20, 2023, the Company entered into a 10% note in the principal amount of $135,000 with a maturity date of June 20, 2024 to fund their operations. On July 31, 2023, the Company entered into a 10% convertible note with a principal sum up to $500,000 which replaced the June 20, 2023 note and the $135,000 became the initial funding under the new note. Under the convertible note the lender may pay additional consideration to the Company up to the $500,000 principal and through September 30, 2023 an additional $135,000 of funding was provided, resulting in a balance of $270,000 worth of principal due as of September 30, 2023. The maturity date of the convertible note is July 31, 2024 and the note is convertible at the lesser of (a) $0.002 per share of Common Stock or (b) Fifty Percent (50%) of the lowest trade price of Common Stock recorded on any trade day after the Effective Date, or (c) the lowest effective price per share granted to any person or entity, including the Lender but excluding officers and directors of the Borrower, after the Effective Date to acquire Common Stock. Therefore, the conversion feature has been recorded as a derivative liability (see Note 2). The note was discounted to a principal balance of $0 and a debt discount of $270,000 was recorded at inception. Amortization of the discount to interest expense was $39,145 during the nine months ended September 30, 2023, resulting in a debt discount of $230,855 as of September 30, 2023. As of September 30, 2023 accrued interest on the note was $5,379.

4. LONG-TERM CONVERTIBLE NOTES PAYABLE

On January 7, 2021, the Company issued two long-term convertible notes payable, each in the principal amount of $500,000, in conjunction with the business acquisition of SCS. The notes bear interest at an annual rate of 0.39% and mature January 7, 2026. The notes were discounted to a principal balance of $0 and a debt discount of $1,000,000 was recorded at inception. Amortization of the discount to interest expense was $149,507 during the nine months ended September 30, 2023, resulting in a debt discount of $451,260 as of September 30, 2023. As of September 30, 2023 accrued interest on the notes was $10,706.

At any time after December 31, 2021, each month, each holder of the Assigned Notes may convert the principal amount of the Assigned Note into a number of shares of the Company’s common stock not exceeding 5% of the total trade volume of the Company’s common stock publicly reported for the previous calendar month at a conversion price of $0.013 per share. Each Assigned Note also imposes an overall limitation on the number of conversions to common stock that the holder may affect such that it prohibits the holder from beneficially owning more than 4.99% of the total issued and outstanding common stock of the Company at any time that the Assigned Note is outstanding.

5. MEZZANINE

Series B Preferred Stock

On March 2, 2016, the Company filed a Certificate of Designation for its Series B Preferred Stock (the “Series B Certificate”) with the Secretary of State of Nevada designating 30,000 shares of its authorized preferred stock as Series B Preferred Stock. The shares of Series B Preferred Stock have a par value of $0.001 per share.

The total face value of this entire series is three million dollars ($3,000,000). Each share of Series B Preferred Stock has a stated face value of $100, and effective April 2, 2021, is convertible into shares of fully paid and non-assessable shares of common stock of the Company at $0.0015 per share. The terms of the Series B Preferred Stock were amended effective March 31, 2021 to change the conversion price from a defined variable price to a fixed conversion price of $0.0015 per share.

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During the nine months ended September 30, 2023, the holder did not convert any shares of Series B Preferred Stock into shares of the Company’s common stock. During the nine months ended September 30, 2022, the holder converted a total of 221 shares of Series B Preferred Stock valued at $22,100 into 14,733,333 shares of the Company’s common stock. There was no gain or loss on settlement of debt due to the conversions occurring within the terms of the Series B Preferred Stock.

As of September 30, 2023 and December 31, 2022, the Company had 14,241 shares of Series B Preferred Stock outstanding, and recorded as mezzanine at face value of $1,424,100 due to certain default provisions requiring mandatory cash redemption that are outside the control of the Company. These shares were originally issued in March 2016 for the redemption and cancellation of $1,615,362 of convertible promissory notes and $264,530 of accrued interest payable.

The holders of outstanding shares of the Series B Preferred Stock (the “Series B Holders”) are entitled to receive dividends pari passu with the holders of Common Stock, except upon a liquidation, dissolution and winding up of the Company, in which case the Series B Preferred Stock has a preference. Such dividends will be paid equally to all outstanding shares of Series B Preferred Stock and Common Stock, on an as-if-converted basis with respect to the Series B Preferred Stock. The Series B Holders may elect to use the most favorable conversion price for the purpose of determining the as-if-converted number of shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Series B Holder shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to $100 for each such share of the Series B Preferred Stock (as adjusted for any combinations, consolidations, stock distributions, stock splits or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, before any payment is made or any assets distributed to the holders of the Common Stock. After such payment, the remaining assets of the Company will be distributed to the holders of Common Stock.

Series E Preferred Stock

Effective April 2, 2021, the Company filed a Certificate of Designation with the State of Nevada designating 45,000 shares of its authorized preferred stock as Series E Preferred Stock. The shares of Series E Preferred Stock have a par value of $0.001 per share and a stated face value of $100 per share. Holders of the Series E Preferred Stock have the right, at any time, to convert shares of Series E Preferred Stock into shares of Common Stock at a conversion price of $0.0015 per share.

On April 2, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor”), pursuant to which the Investor agreed to purchase up to 45,000 shares of the Company’s Series E Preferred Stock (the “Series E Preferred Stock”) at a purchase price of $100 per share. In accordance with the SPA, the Investor paid for 34,900 Series E Preferred Stock by surrendering to the Company for cancellation, $2,617,690 of principal, $826,566 of accrued interest, and $45,740 in fees through April 2, 2021 under various 10% convertible notes held by Investor.

As an inducement for the Investor entering into the SPA, the Company agreed that Investor will have the right, exercisable in its sole discretion, to purchase the remaining 10,100 of authorized shares of Series E Preferred Stock at a purchase price of $100 per share at any time until April 2, 2031. During the nine months ended September 30, 2023, the Investor purchased a total of 4,400 shares of Series E Preferred Stock for cash of $440,000 the stated value of the shares. During the nine months ended September 30, 2022, the Investor purchased a total of 3,500 additional shares of Series E Preferred Stock for cash of $350,000, the stated valued of the shares. As of September 30, 2023 and December 31, 2022, the Company had 45,000 and 40,600 shares of Series E Preferred Stock outstanding, respectively, recorded as mezzanine at face value $4,500,000 and $4,060,000, respectively, due to certain default provisions requiring mandatory cash redemption that are outside the control of the Company.

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The holders of outstanding Series E Preferred Stock are entitled to receive dividends pari passu with the holders of common stock, except upon a liquidation, dissolution and winding up of the Company, in which case the Shares have a preference. Such dividends will be paid equally to all outstanding Series E Preferred Stock and common stock, on an as-if-converted basis with respect to the Series E Preferred Stock.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Shares shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders upon such liquidation, whether such assets are capital or surplus of any nature, an amount equal to $100 for each such share (as adjusted for any combinations, consolidations, stock distributions, stock splits or stock dividends with respect to such shares), plus all dividends, if any, declared and unpaid thereon as of the date of such distribution, after the payment of any distributions that may be required with respect to the Company’s Series B Preferred Stock, but before any payment is made or any assets distributed to the holders of common stock. After such payment, the remaining assets of the Company will be distributed to the holders of common stock.

If the assets to be distributed to holders of the Series E Preferred Stock are insufficient to permit the receipt by such holders of the full preferential amounts, then all of such assets will be distributed among such holders ratably in accordance with the number of such shares then held by each such holder.

Each share of Series E Preferred Stock is convertible into shares of fully paid and non-assessable shares of common stock of the Company at a fixed conversion price of $0.0015 per share.

In no event will holders of Series E Preferred Stock be entitled to convert any such shares, such that upon conversion the sum of (1) the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series E Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to these limitations), and (2) the number of shares of common stock issuable upon the conversion of Shares, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock. The limitations on conversion may be waived by the Holder upon, at the election of the holder of Shares, not less than 61 days prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the holder of Shares, as may be specified in such notice of waiver).

Except as required by law, holder of Series E Preferred Stock are not entitled to vote, as a separate class or otherwise, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, provided, however, each holder of outstanding Share will be entitled, on the same basis as holders of common stock, to receive notice of such action or meeting and so long as any Shares remain outstanding, the Company will not, without first obtaining the approval of the holders of at least a majority of the then outstanding Shares voting together as one class alter or change the rights, preferences or privileges of the Shares so as to affect materially and adversely such Shares.

6. CAPITAL STOCK

As of September 30, 2023, the Company’s authorized stock consisted of 2,000,000,000 shares of common stock, with a par value of $0.001 per share. The Company is also authorized to issue 20,000,000 shares of preferred stock, with a par value of $0.001 per share. The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares. See Note 5.

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Common Stock

As of September 30, 2023 and December 31, 2022, the Company had 733,766,705 and 604,150,321 shares of common stock issued and outstanding, respectively.

During the nine months ended September 30, 2023, the Company issued a total of 129,616,384 shares of common stock for the conversion of $38,750 of principal of convertible notes payable and accrued interest payable of $2,221. In connection with the convertible debt conversions, the Company reduced derivative liabilities by $30,758. There was no gain or loss on settlement of debt due to the conversions occurring within the terms of the convertible notes.

During the nine months ended September 30, 2022, the Company issued a total of 253,151,188 shares of common stock: 234,417,855 shares in consideration for the conversion of $301,250 of principal of convertible notes payable and accrued interest payable of $17,799; 14,733,333 shares in the conversion of 221 shares of Series B preferred shares valued at $22,100 and 4,000,000 shares for services valued at $20,000. In connection with the convertible debt conversions, the Company reduced derivative liabilities by $230,186. There was no gain or loss on settlement of debt due to the conversions occurring within the terms of the convertible notes.

7. STOCK OPTIONS

As of September 30, 2023, the Board of Directors of the Company granted non-qualified stock options exercisable for a total of 904,177,778 shares of common stock to its officers, directors, and consultants.

The Company issued 684,000,000 stock options during the nine months ended September 30, 2023.

We recognized stock option compensation expense of $749,653 and $752,124 for the three months ended September 30, 2023 and 2022, respectively and $2,236,257 and $2,241,136 for the nine months ended September 30, 2023 and 2022, respectively. As of September 30, 2023, we had unrecognized stock option compensation expense totaling $2,006,577.

A summary of the Company’s stock options and warrants as of September 30, 2023, and changes during the nine months then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding at December 31, 2022	854,177,778	$0.011	7.35
Granted	684,000,000	$0.001
Exercised	-	$-
Forfeited or expired	(634,000,000)	$0.009

Outstanding as of September 30, 2023	904,177,778	$0.004	6.76	$342,000

Exercisable as of September 30, 2023	591,788,887	$0.006	6.00	$200,667

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The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on the closing price of our common stock of $0.0011 as of September 30, 2023, which would have been received by the holders of in-the-money options and warrants had the holders exercised their options and warrants as of that date.

8. RELATED PARTY TRANSACTIONS

Effective December 1, 2021, the Company’s Board of Directors appointed Rich Berliner as the Chief Executive Officer of the Company and a member of the Board of Directors. On that date, the Company entered into an Independent Contractor Agreement, pursuant to which Mr. Berliner will serve as the Chief Executive Officer of the Company for an initial term of six months subject to automatic renewal for six months unless terminated by the Company or Mr. Berliner. Mr. Berliner will receive base compensation of $20,000 per month, paid in equal installments twice each month. Mr. Berliner is eligible to receive severance equal to three months of base compensation. The Company accrued compensation expense to Mr. Berliner of $60,000 for each of the three months ended September 30, 2023 and 2022 and $180,000 for each of the nine months ended September 30, 2023 and 2022.

Further, pursuant to the Independent Contractor Agreement, the Company granted to Mr. Berliner ten-year non-qualified stock options to acquire up to 504,000,000 shares of the Company’s common stock as compensation under the Independent Contractor Agreement. The options vest over a 36-month period with 84,000,000 options vesting at the end of month 6 and 14,000,000 options vesting in months 7 through the end of month 36. The options vest 100% upon a sale of the company, as defined in the option agreement. If Mr. Berliner’s service is terminated for cause (as defined in the option agreement), the options (whether vested or unvested) shall immediately terminate and cease to be exercisable.

Pursuant to a written consulting agreement dated May 31, 2013 and amended effective November 1, 2016, William E. Beifuss, Jr., our President, Chief Executive Officer and Acting Chief Financial Officer is to receive fees of $10,000 per month. The Company accrued compensation expense to Mr. Beifuss of $30,000 for each of the three months ended September 30, 2023 and 2022 and $90,000 for each of the nine months ended September 30, 2023 and 2022.

On December 22, 2020, the Company issued non-qualified stock options to purchase up to a total of 205,000,000 shares of our common stock to four officers, directors, and consultants of the Company. The options vest 1/36th per month and are exercisable on a cash or cashless basis for a period of five years from the date of grant at an exercise price of $0.017 per share. Of these non-qualified stock options, Mr. Beifuss received 25,000,000 and Byron Elton, a member of the Board of Directors, received 5,000,000.

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On February 8, 2022, the Company issued non-qualified stock options to purchase up to a total of 75,000,000 shares of our common stock to Mr. Beifuss and 45,000,000 shares to a consultant. The options vest 1/36th per month and are exercisable on a cash or cashless basis for a period of ten years from the date of grant at an exercise price of $0.0081 per share.

9. COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the date of filing of this report, there were no pending or threatened lawsuits.

Operating Lease

As of September 30, 2023, we had no material operating leases requiring us to recognize an operating lease liability and corresponding right-of-use asset.

Effective February 1, 2022, the Company entered into an operating lease agreement with a term of 12 months. The lease agreement required a $500 security deposit and monthly lease payments of $500.

For the three months ended September 30, 2023 and 2022, the Company recognized total rental expense of $1,860 and $737, respectively. For the nine months ended September 30, 2023 and 2022, the Company recognized operating lease cost of $5,580 and $7,594, respectively.

Consulting Agreements

As further discussed in Note 9, we entered into an Independent Contractor Agreement with Rich Berliner, our Chief Executive Officer, for payment of monthly compensation of $20,000. The agreement has an initial term of six months, subject to automatic renewal for six months unless terminated by the Company or Mr. Berliner.

We have a written consulting agreement, dated May 31, 2013 and amended effective November 1, 2016, with William E. Beifuss, Jr., our President and Acting Chief Financial Officer, for the payment of monthly compensation of $10,000 per month. The agreement may be cancelled by either party with 30 days’ notice. Effective August 2023 the compensation for Mr. Beifuss was reduced to $5,000 per month.

10. SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855, and has reported the following:

On October 4, 2023 the Company received additional consideration in the amount of $210,000 under a convertible promissory note with a lender.

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Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included as part of this Form S-1.

Exhibit No.	Description

3.1	Articles of Incorporation of Carbon Sciences, Inc. filed with the Nevada Secretary of State on August 25, 2007 (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on July 27, 2007).

3.2	Articles of Amendment of Articles of Incorporation of Carbon Sciences, Inc. filed with the Nevada Secretary of State on April 9, 2007 (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on July 27, 2007).

3.3	Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on May 9, 2011 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 16, 2011).

3.4	Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on August 1, 2011 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 4, 2011).

3.5	Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on August 26, 2013 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2017).

3.6	Series A Preferred Stock Certificate of Designation of Carbon Sciences, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 17, 2016).

3.7	Series B Preferred Stock Certificate of Designation of Carbon Sciences, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 4, 2016).

3.8	Certificate of Correction, filed with the Nevada Secretary of State on April 1, 2016 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on May 16, 2016)

3.9	Certificate of Change, filed with the Nevada Secretary of State on April 14, 2016 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on May 16, 2016).

3.10	Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on June 15, 2016 (Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 21, 2017)

3.11	Withdrawal of Series A Certificate of Designation of Carbon Sciences, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 7, 2017).

3.12	Series A Certificate of Designation of Carbon Sciences, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 7, 2017).

3.13	Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on November 16, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 24, 2017)

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3.14	Bylaws of Carbon Sciences, Inc. (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on July 27, 2007).

3.15	Certificate of Designation of Series C Convertible Preferred Stock of Digital Locations, Inc. filed with the Nevada Secretary of State on November 30, 2 018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 3, 2018)

3.16	Certificate of Designation of Series D Convertible Preferred Stock of Digital Locations, Inc. filed with the Nevada Secretary of State on November 27, 2019 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 3, 2019)

3.17	Certificate of Change, filed with the Nevada Secretary of State on February 13, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 20, 2020).

3.18	Certificate of Designation of Series E Preferred Stock of Digital Locations, Inc. filed with Nevada Secretary of State on April 2, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 8, 2021)

3.19	Certificate of Amendment to Designation of Series B Preferred Stock of Digital Locations, Inc. filed with Nevada Secretary of State on April 2, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 8, 2021)

3.20	Certificate of Designation of Series F Preferred Stock of Digital Locations, Inc. filed with the Nevada Secretary of State on July 5, 2023 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 11, 2023)

3.21	Withdrawal of Certificate of Designation of Series F Preferred Stock of Digital Locations, Inc. filed with the Nevada Secretary of State on August 9, 2023 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 15, 2023)

4.1	Form of Warrant issued in connection with Stock Purchase Agreement entered into between the Company and the Purchasers, signatory thereto. (Incorporated by reference to the Company’s Registration Statement on S-1 filed on November 7, 2011)

4.2+	Form of Non-Qualified Stock Option Agreement (Incorporated by reference to the Company’s Report on Form 8-Kfiled on December 29, 2020)

4.3+	Non-Qualified Stock Option Agreement issued by Digital Locations, Inc, to William E. Beifuss, Jr. (Incorporated by reference to the Company’s Current Report on Form 8-Kfiled on December 29, 2020)

4.4+	Non-Qualified Stock Option Award Agreement between Digital Locations, Inc. and Rich Berliner, dated December 1, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 7, 2021)

4.5+	Non-Qualified Stock Option Award Agreement between Digital Locations, Inc. and William E. Beifuss, Jr., dated February 8, 2022 (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 20, 2023)

4.6	Description of Securities (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 28, 2022)

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5.1*	Legal Opinion of Brunson, Chandler & Jones, PLLC

10.1+	Carbon Sciences, Inc. 2011 Equity Incentive Plan. (Incorporated by reference to the Company’s Registration Statement on S-1 filed on November 7, 2011)

10.2+	Consulting Agreement between Carbon Sciences, Inc. and William E. Beifuss, Jr., dated May 31, 2013. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 31, 2014)

10.3	Form of Promissory Note. (Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 19, 2017)

10.4	Convertible Promissory Note, dated August 29, 2019 (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on April 14, 2020)

10.5	Convertible Promissory Note, dated July 8, 2020 (Incorporated by reference to the Company’s Report on Form 8-Kfiled on August 25, 2020)

10.6	Asset Purchase Agreement, dated January 7, 2021 (Incorporated by reference to the Company’s Report on Form 8-Kfiled on January 13, 2021)

10.7	Convertible Promissory Note with Baryalai Azmi, dated January 7, 2021 (Incorporated by reference to the Company’s Report on Form 8-Kfiled on January 13, 2021)

10.8	Convertible Promissory Note with Shervin Gerami, dated January 7, 2021 (Incorporated by reference to the Company’s Report on Form 8-K filed on January 13, 2021)

10.9	Convertible Promissory Note, dated July 12, 2021 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021)

10.10	Convertible Promissory Note, dated August 31, 2021(Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021)

10.11	Convertible Promissory Note, dated October 7, 2021 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021)

10.12+	Independent Contractor Agreement, by and between Rich Berliner and Digital Locations, Inc., dated December 1, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 7, 2021)

10.13	Convertible Promissory Note, dated November 8, 2021 (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 28, 2022)

10.14	Convertible Promissory Note, dated December 14, 2021 (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 28, 2022)

10.15	Convertible Promissory Note, dated January 6, 2022 (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 28, 2022)

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10.16	Convertible Promissory Note, dated March 1, 2022 (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 28, 2022)

10.17	Convertible Promissory Note, dated May 3, 2022 (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 20, 2023)

10.18	Convertible Promissory Note, dated August 24, 2022 (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 20, 2023)

10.19	Agreement between Digital Locations Inc. and The Florida International University Board of Trustees dated June 6, 2023(Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2023)

10.20	Equity Financing Agreement with GHS Investments, LLC dated September 7, 2023 (Incorporated by reference to the Company’s Report on Form 8-K filed on September 12, 2023)

10.21	Registration Rights Agreement with GHS Investments, LLC dated September 7, 2023 (Incorporated by reference to the Company’s Report on Form 8-K filed on September 12, 2023)

10.22	Placement Agent Agreement with Icon Capital Group, LLC dated September 7, 2023 (Incorporated by reference to the Company’s Report on Form 8-K filed on September 12, 2023)

23.1*	Consent of M&K CPAS, LLC, independent registered public accounting firm

23.2*	Consent of Brunson, Chandler & Jones, PLLC (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

107*	Filing Fee Table

* Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

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(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 14, 2023.

Digital Locations, Inc.

/s/ Richard Berliner
By: Richard Berliner
Its: Chief Executive Officer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ William E. Beifuss, Jr.	Chairman of the Board of Directors, President, Acting Chief Financial Officer, Secretary	December 14, 2023

/s/ Richard Berliner	Chief Executive Officer Director	December 14, 2023

/s/ Byron Elton	Director	December 14, 2023

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